                                                                    Exhibit 4.26

                                                                 EXECUTION COPY]

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                               PLIANT CORPORATION

                          Senior Secured Notes due 2009


                                   ----------

                              AMENDED and RESTATED

                                    INDENTURE


                          Dated as of February 17, 2004
                   (as amended and restated as of May 6, 2005)

                                   ----------


                            WILMINGTON TRUST COMPANY,

                                   as Trustee


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.   Definitions.........................................................2
SECTION 1.02.   Other Definitions..................................................31
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act..................32
SECTION 1.04.   Rules of Construction..............................................33
SECTION 1.05.   Designated Senior Indebtedness.....................................34


                                   ARTICLE II

                                 The Securities

SECTION 2.01.   Amount of Securities; Issuable in Series...........................34
SECTION 2.02.   Form and Dating....................................................35
SECTION 2.03.   Execution and Authentication.......................................36
SECTION 2.04.   Registrar and Paying Agent.........................................36
SECTION 2.05.   Paying Agent to Hold Money in Trust................................37
SECTION 2.06.   Holder Lists.......................................................37
SECTION 2.07.   Transfer and Exchange..............................................38
SECTION 2.08.   Replacement Securities.............................................39
SECTION 2.09.   Outstanding Securities.............................................39
SECTION 2.10.   Temporary Securities...............................................39
SECTION 2.11.   Cancelation........................................................40
SECTION 2.12.   Defaulted Interest.................................................40
SECTION 2.13.   CUSIP and ISIN Numbers.............................................40
SECTION 2.14.   Issuance of Additional Securities as Payment of Interest...........40

                                   ARTICLE III

                                   Redemption

SECTION 3.01.   Notices to Trustee.................................................41
SECTION 3.02.   Selection of Securities To Be Redeemed.............................41
SECTION 3.03.   Notice of Redemption...............................................42
SECTION 3.04.   Effect of Notice of Redemption.....................................42
SECTION 3.05.   Deposit of Redemption Price........................................43
SECTION 3.06.   Securities Redeemed in Part........................................43

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                                                                              ii

                                   ARTICLE IV

                                    Covenants

SECTION 4.01.   Payment of Securities..............................................43
SECTION 4.02.   SEC Reports........................................................44
SECTION 4.03.   Limitation on Indebtedness.........................................44
SECTION 4.04.   Limitation on Restricted Payments..................................48
SECTION 4.05.   Limitation on Restrictions on Distributions from Restricted
                Subsidiaries and Negative Pledges..................................51
SECTION 4.06.   Limitation on Sales of Assets and Subsidiary Stock.................54
SECTION 4.07.   Limitation on Transactions with Affiliates.........................59
SECTION 4.08.   Change of Control..................................................60
SECTION 4.09.   Compliance Certificate.............................................62
SECTION 4.10.   Further Instruments and Acts.......................................62
SECTION 4.11.   Future Note Guarantors and Liens...................................62
SECTION 4.12.   Limitation on Lines of Business....................................64
SECTION 4.13.   Limitation on Liens................................................64
SECTION 4.14.   Material After-Acquired Property...................................65

                                    ARTICLE V

                                Successor Company

SECTION 5.01.   When Company May Merge or Transfer Assets..........................65

                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.   Events of Default..................................................67
SECTION 6.02.   Acceleration.......................................................69
SECTION 6.03.   Other Remedies.....................................................70
SECTION 6.04.   Waiver of Past Defaults............................................70
SECTION 6.05.   Control by Majority................................................70
SECTION 6.06.   Limitation on Suits................................................70
SECTION 6.07.   Rights of Holders to Receive Payment...............................71
SECTION 6.08.   Collection Suit by Trustee.........................................71
SECTION 6.09.   Trustee May File Proofs of Claim...................................71
SECTION 6.10.   Priorities.........................................................71
SECTION 6.11.   Undertaking for Costs..............................................72
SECTION 6.12.   Waiver of Stay or Extension Laws...................................72

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                                                                             iii

                                   ARTICLE VII

                                     Trustee

SECTION 7.01.   Duties of Trustee..................................................72
SECTION 7.02.   Rights of Trustee..................................................73
SECTION 7.03.   Individual Rights of Trustee.......................................74
SECTION 7.04.   Trustee's Disclaimer...............................................75
SECTION 7.05.   Notice of Defaults.................................................75
SECTION 7.06.   Reports by Trustee to Holders......................................75
SECTION 7.07.   Compensation and Indemnity.........................................75
SECTION 7.08.   Replacement of Trustee.............................................76
SECTION 7.09.   Successor Trustee by Merger........................................77
SECTION 7.10.   Eligibility; Disqualification......................................77
SECTION 7.11.   Preferential Collection of Claims Against the Company..............78

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.   Discharge of Liability on Securities; Defeasance...................78
SECTION 8.02.   Conditions to Defeasance...........................................79
SECTION 8.03.   Application of Trust Money.........................................80
SECTION 8.04.   Repayment to Company...............................................80
SECTION 8.05.   Indemnity for Government Obligations...............................81
SECTION 8.06.   Reinstatement......................................................81

                                   ARTICLE IX

                                   Amendments

SECTION 9.01.   Without Consent of Holders.........................................81
SECTION 9.02.   With Consent of Holders............................................82
SECTION 9.03.   Compliance with Trust Indenture Act................................84
SECTION 9.04.   Revocation and Effect of Consents and Waivers......................84
SECTION 9.05.   Notation on or Exchange of Securities..............................84
SECTION 9.06.   Trustee to Sign Amendments.........................................85

                                    ARTICLE X

                             Collateral and Security

SECTION 10.01.  Security Documents.................................................85
SECTION 10.02.  Recording and Opinions.............................................86
SECTION 10.03.  Release of Collateral..............................................86
SECTION 10.04.  Certificates of the Trustee........................................88

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                                                                              iv

SECTION 10.05.  Authorization of Actions to Be Taken by the Trustee Under the
                Security Documents.................................................88
SECTION 10.06.  Authorization of Receipt of Funds by the Trustee Under the
                Security Documents.................................................88
SECTION 10.07.  Termination of Security Interest...................................89
SECTION 10.08.  Collateral Agent...................................................89
SECTION 10.09.  Designations.......................................................90

                                   ARTICLE XI

                                 Note Guarantees

SECTION 11.01.  Note Guarantees....................................................90
SECTION 11.02.  Limitation on Liability............................................93
SECTION 11.03.  Releases of Note Guarantees........................................93
SECTION 11.04.  Successors and Assigns.............................................93
SECTION 11.05.  No Waiver..........................................................94
SECTION 11.06.  Modification.......................................................94
SECTION 11.07.  Execution of Supplemental Indenture for Future Note Guarantors.....94
SECTION 11.08.  Non-Impairment.....................................................94

                                   ARTICLE XII

                                  Miscellaneous

SECTION 12.01.  Trust Indenture Act Controls.......................................94
SECTION 12.02.  Notices............................................................95
SECTION 12.03.  Communication by Holders with Other Holders........................95
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent.................96
SECTION 12.05.  Statements Required in Certificate or Opinion......................96
SECTION 12.06.  When Securities Disregarded........................................96
SECTION 12.07.  Rules by Trustee, Paying Agent and Registrar.......................96
SECTION 12.08.  Legal Holidays.....................................................97
SECTION 12.09.  GOVERNING LAW......................................................97
SECTION 12.10.  No Recourse Against Others.........................................97
SECTION 12.11.  Successors.........................................................97
SECTION 12.12.  Multiple Originals.................................................97
SECTION 12.13.  Table of Contents; Headings........................................97

Appendix A   -  Provisions Relating to Original Securities, Additional Securities, Private
                Exchange Notes and Exchange Notes
Exhibit A-1  -  Form of Initial Security and Private Exchange Note - Consenting Security
Exhibit B-1  -  Form of Exchange Note - Consenting Security
Exhibit B-2  -  Form of Exchange Note - Non-Consenting Security
Exhibit C    -  Form of Supplemental Indenture
Exhibit D    -  Form of Transferee Letter of Representation

                    INDENTURE dated as of February 17, 2004, (as amended and
               restated as of May 6, 2005), among PLIANT CORPORATION, a Utah corporation (the "Company"), PLIANT CORPORATION INTERNATIONAL, a Utah corporation, PLIANT FILM PRODUCTS OF MEXICO, INC., a Utah corporation, PLIANT PACKAGING OF CANADA, LLC, a Utah limited liability company, UNIPLAST HOLDINGS INC., a Delaware corporation, UNIPLAST U.S., INC., a Delaware corporation, and UNIPLAST INDUSTRIES CO., a Canadian corporation, (collectively, the "Note Guarantors") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee").

          WHEREAS the Company, the Note Guarantors, Pliant Solutions Corporation, a Utah corporation, Pierson Industries, Inc., a Massachusetts corporation, Turex, Inc., a Rhode Island corporation, Uniplast Midwest, Inc., an Indiana corporation, and the Trustee entered into this indenture as of February 17, 2004 (as so executed, the "Existing Indenture") under which the Company issued $306,000,000 in aggregate principal amount at maturity of its 11 1/8% Senior Secured Discount Notes due 2009 (the "Original Securities") on the Original Issue Date (as defined herein);

          WHEREAS, on June 2, 2004, the Company consummated an exchange offer pursuant to which it issued $306,000,000 in aggregate principal amount at maturity of its 11 1/8% Senior Secured Discount Notes due 2009 that had been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Existing Securities") in exchange for all the Original Securities;

          WHEREAS the Company has solicited consents from the Holders of the Existing Securities to amend certain provisions of the Existing Securities and the Existing Indenture (the "Amendments");

          WHEREAS the Holders of Existing Securities having an aggregate principal amount of maturity of $298.2 million consented to the Amendments (such Existing Securities, as amended by the Amendments, the "Consenting Securities") and the Holders of the remaining Existing Securities have not consented to the Amendments (such Existing Securities, the "Non-Consenting Securities");

          WHEREAS, the aggregate principal amount of the Consenting Securities shall equal the aggregate Accreted Value (as defined herein) as of the Closing Date of the Existing Securities with respect to which consents to the Amendments were given and accepted by the Company, which is $250,607,280;

          WHEREAS, the Company, the Note Guarantors and the Trustee agree that the Existing Indenture is hereby amended and restated in its entirety to reflect the Amendments, so that, upon this Amended and Restated Indenture becoming effective, the Existing Indenture shall be amended and restated as provided herein in its entirety;

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                                                                               2

          NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Existing Securities, consisting of the Consenting Securities and the Non-Consenting Securities, (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities"), (c) if and when issued as provided in any Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's Senior Secured Notes due 2009 issued in a Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Securities (the "Exchange Notes") and (d) if and when issued as provided in a Registration Agreement, the Private Exchange Notes (as defined in the Appendix; the Private Exchange Notes, together with the Initial Securities and any Exchange Notes issued hereunder, the "Securities") issued in a Private Exchange. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Securities from time to time.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

          "Accreted Value" as of any date (the "Specified Date") means with respect to each $1,000 principal amount at maturity of the Non-Consenting Securities (subject to the latest sentence of this definition):

          (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accretion Date"), the amount set forth opposite each date below:

SEMI-ANNUAL ACCRETION DATE                                                         ACCRETED VALUE
--------------------------                                                         --------------
Original Issue Date.............................................................   $       736.27
June 15, 2004...................................................................   $       762.87
December 15, 2004...............................................................   $       805.31
June 15, 2005...................................................................   $       850.10
December 15, 2005...............................................................   $       897.39
June 15, 2006...................................................................   $       947.31
December 15, 2006...............................................................   $     1,000.00

          (ii) if the Specified Date occurs between two Semi-Annual Accretion Dates, the sum of (a) the Accreted Value for the Semi-Annual Accretion Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value of the immediately preceding Semi-Annual Accretion Date and (y) the fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accretion Date and the denominator of which is 180; or

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                                                                               3

          (iii) if the Specified Date is after December 15, 2006, $1,000.

          For the purposes hereof, if the Specified Date is prior to December 15, 2006 but on or after the date on which the Company elects to commence to pay cash interest with respect to the Non-Consenting Securities (the "Cash Election Date"), all references in this document to Accreted Value in respect of any Non-Consenting Security shall be to the aggregate principal amount of such Non-Consenting Security, which shall be equal to the Accreted Value of such Non-Consenting Security as of the Cash Election Date determined in accordance with clauses (i) and (ii) above. If Additional Interest is payable with respect to any Non-Consenting Security prior to the earlier of (A) the Cash Election Date and (B) December 15, 2006, the Accreted Value of such Non-Consenting Security shall be increased to reflect such Additional Interest.

          "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business or any improvements to any property or assets that are used by the Company or a Restricted Subsidiary in a Permitted Business;
(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

          "Additional Interest" means any additional interest or liquidated damages payable under a Registration Agreement.

          "Additional Securities" means any 11 5/8% Senior Secured Notes due 2009, issued under the terms of this Indenture subsequent to the Closing Date (other than the Exchange Notes or the Private Exchange Notes issued in exchange for Consenting Securities or in exchange for Additional Securities issued as Initial Securities).

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted

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                                                                               4

Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) for purposes of Section 4.06 only, the making of a Permitted Investment or a disposition that constitutes a Restricted Payment permitted by Section 4.04,
(iii) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, (iv) other than with respect to assets that constitute First-Priority Collateral, a disposition of obsolete or worn out property or equipment or property or equipment that is no longer used or useful in the conduct of business of the Company and its Restricted Subsidiaries, (v) any other disposition of assets with a fair market value, as conclusively determined by senior management of the Company in good faith, of less than $1.0 million, (vi) sales or grants of licenses to use the Company's or any Restricted Subsidiary's patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology or require the licensor to pay any fees for such use, (vii) the disposition of all or substantially all of the assets of the Company in compliance with Section 5.01 and (viii) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Consenting Securities compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

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                                                                               5

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

          "Business Day" means each day which is not a Legal Holiday.

          "Canadian Pledge Agreement" means the Pledge Agreement dated as of the Original Issue Date, among the Company, Uniplast Industries Co. and the Collateral Agent, as such agreement may be amended, modified, supplemented or restated from time to time.

          "Canadian Security Agreement" means the Security Agreement dated as of the Original Issue Date, among the Company, Uniplast Industries Co. and the Collateral Agent, as such agreement may be amended, modified, supplemented or restated from time to time.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Change of Control" means the occurrence of any of the following events:

          (a) prior to the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (b) (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the

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                                                                               6

     beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) a person (including a Permitted Holder) shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately, only after the passage of time, upon the happening of any event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company and (ii) the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (b)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (i) selected in accordance with the Stockholders Agreement so long as such agreement is in effect or otherwise nominated by the Permitted Holders or (ii) whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved by the Board of Directors or in accordance with the Stockholders Agreement or otherwise by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

          (d) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (e) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

          "Closing Date" means May 6, 2005, the date that the Existing Indenture is amended and restated hereby.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means the First-Priority Collateral and the Second-Priority Collateral.

          "Collateral Agent" means the Trustee in its capacity as the "Collateral Agent" under and as defined in the Security Documents and any successor thereto in such capacity.

          "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually at the time used in the ordinary course of business of the Company or its Subsidiaries.

          "Common Collateral Agent" means a bank or trust company authorized to exercise corporate trust powers that has been appointed by the Company, and has agreed, to act as collateral agent for the equal and ratable benefit of both the holders of obligations secured by the Second-Priority Liens Securing Note Obligations and the holders of all other obligations secured by Liens Securing Secondary Collateral Obligations, in its capacity as such collateral agent.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are publicly available ending prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition in excess of $10.0 million which constitutes all or substantially all of an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with and into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an Investment or acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the

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                                                                               9

acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable, PROVIDED that, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement or Currency Agreement applicable to such Indebtedness if such Interest Rate Agreement or Currency Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to operating leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) non-cash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (g) net costs associated with Hedging Obligations (including amortization of fees), PROVIDED, HOWEVER, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited in determining Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income, (h) dividends and distributions declared in respect of all Disqualified Stock of the Company and dividends and distributions declared and paid in respect of all Preferred Stock of any of the Subsidiaries of the Company that is not a Note Guarantor, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary, (i) interest Incurred in connection with investments in discontinued operations and
(j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

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                                                                              10

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries for such period; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

          (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clauses (d), (e) and (f) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (b) other than for purposes of clauses (iv) and (v) of the definition of Consolidated Coverage Ratio any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions or loans or intercompany advances by such Restricted Subsidiary, directly or indirectly, to the Company, except that (i) subject to the limitations contained in clauses (d), (e) and (f) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed, loaned or advanced by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, distribution, loan or advance (subject, in the case of a dividend, distribution, loan or advance made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d) any gain (loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (e) any extraordinary gain or loss; and

          (f) the cumulative effect of a change in accounting principles.

          Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(iv)(C)(vi) thereof.

          "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Credit Agent" means General Electric Capital Corporation, in its capacity as collateral agent for the lenders party to the Credit Agreement or any successor thereto, or any Person otherwise designated the "Credit Agent" pursuant to the Intercreditor Agreement.

          "Credit Agreement" means the credit agreement dated as of the Original Issue Date, as amended through the Closing Date, among the Company, Uniplast Industries Co., the financial institutions party thereto as lenders, Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent, General Electric Capital Corporation, as collateral agent, and JPMorgan Chase Bank, as syndication agent, together with related documents thereto including any guarantee agreements and security documents, as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) whether with the original agents and lenders or otherwise and whether provided under the original credit agreement or other credit agreements or otherwise.

          "Credit Agreement Obligations" means (i) all Bank Indebtedness and all other Indebtedness outstanding under one or more of any other First-Lien Credit Facilities that constitutes Permitted Debt or is otherwise permitted pursuant to
Section 4.03 and that is designated by the Company as "Credit Agreement Obligations" for purposes of this Indenture and is secured by a Permitted Lien described in clause (a)(2) of the definition thereof, (ii) all other obligations (not constituting Indebtedness) of the Company or any Note Guarantor under the Credit Agreement or any such other First-Lien Credit Facility and (iii) all other obligations of the Company or any Note Guarantor in respect of Hedging Obligations or obligations in respect of cash management services that are designated by the Company to be "Credit Agreement Obligations" for purposes of this Indenture. Notwithstanding anything to the contrary in the previous sentence, any Indebtedness and other obligations Incurred under the Credit Agreement or otherwise shall be deemed to constitute Credit Agreement Obligations if the holders of such Indebtedness or other obligations or their agent or representative shall have received a written representation from the Company in, or in connection with, the Credit Agreement or other agreement governing such Indebtedness or other obligations that such Indebtedness constitutes, Credit Agreement Obligations (whether or not such Indebtedness is at any time determined not to have been permitted to be Incurred under this Indenture).

          "Credit Facilities" means one or more (i) debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments) or (iii) instruments or agreements evidencing any other Indebtedness, in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

          "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Discharge of Credit Agreement Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facility, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the

Company or a Restricted Subsidiary, PROVIDED, that any such conversion or exchange shall be deemed an issuance of Indebtedness or an issuance of Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of clauses (a), (b) and (c), on or prior to 91 days after the Stated Maturity of the Securities; PROVIDED, HOWEVER, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed Disqualified Stock; PROVIDED FURTHER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock provide that such Person may not repurchase or redeem such Capital Stock pursuant to such provisions unless such Person has first complied with the provisions of Sections 4.06 and 4.08, as applicable; and PROVIDED FURTHER that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or other payment obligations or otherwise by delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock.

          "Domestic Overdraft Facility" means an overdraft line of credit in a maximum principal amount of $10.0 million at any time outstanding.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

          "EBITDA" for any period means the Consolidated Net Income for such period, excluding the following to the extent included in calculating such Consolidated Net Income: (a) income tax expense of the Company and its Consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense, (c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its Consolidated Restricted Subsidiaries (but excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (e) other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), (f) income or loss from discontinued operations, (g) plant closing costs (as defined by GAAP) and (h) noncash stock-based compensation expense. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended, loaned or advanced to the Company by such Restricted Subsidiary without prior approval of Persons other than the Board of Directors or holders of the Company's Capital Stock (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Equity Offering" means any public or private sale of the common stock of the Company, other than any public offering with respect to the Company's common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Note Guarantees" means the guarantees made by the Note Guarantors pursuant to a Registration Agreement.

          "Excluded Contribution" means net cash proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in Section 4.04(a)(iv)(3).

          "Existing Management Stockholders" means each of Harold C. Bevis,
R. David Corey, Brian E. Johnson, Len Azzaro and Stanley B. Bikulege.

          "First-Lien Credit Facilities" means (x) the Credit Facilities provided pursuant to the Credit Agreement and (y) any other Credit Facility that, in the case of both clauses (x) and (y), is secured by a Permitted Lien described in clause (a)(2) of the definition thereof and, except for the Credit Facilities provided pursuant to the senior bank facilities existing on the Closing Date, is designated by the Company as a "First-Lien Credit Facility" for the purposes of this Indenture.

          "First-Priority Assets" means real property, fixtures and equipment (including any leasehold interest therein) and the Other First-Priority Assets.

          "First-Priority Collateral" means any and all of the following assets and properties now owned or at any time hereafter acquired by the Company or any Note Guarantor and with respect to which a Lien is granted as security for the First-Priority Obligations: (a) all First-Priority Assets, (b) the Notes Collateral Account, (c) all books and records relating to the foregoing and (d) all Proceeds of any and all of the foregoing.

          "First-Priority Obligations" means the Notes Obligations and the Other First-Priority Obligations.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized, and conducting its principal operations, outside the United States of America.

          "Foreign Subsidiary Asset Disposition" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale/Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of the Capital Stock of any Foreign Subsidiary or any of the property or assets of any Foreign Subsidiary.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as are approved by a significant segment of the accounting profession, and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Commodity Agreement, Interest Rate Agreement or Currency Agreement.

          "Holder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables and other accrued liabilities arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (f) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Note Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

          (h) to the extent not otherwise included in this definition, the net obligations under Hedging Obligations of such Person;

          (i) to the extent not otherwise included, the amount then outstanding (I.E., advanced, and received by, and available for use by, such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing); and

          (j) all obligations of the type referred to in clauses (a) through (i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

          Notwithstanding the foregoing, "Indebtedness" shall not include unsecured indebtedness of the Company and its Restricted Subsidiaries Incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and its Restricted Subsidiaries for a three-year period beginning on the date of Incurrence of any such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture" means this Amended and Restated Indenture as amended or supplemented from time to time.

          "Indenture Documents" means (a) this Indenture, the Securities and the Security Documents and (b) any other related document or instrument executed and delivered pursuant to any Indenture Document described in clause (a) of this definition evidencing or governing Obligations.

          "Intangible Assets" means goodwill, patents, trademarks and other intangibles as determined in accordance with GAAP.

          "Intercreditor Agreement" means (a) that certain amended and restated intercreditor agreement, dated as of the Original Issue Date, by and among the Company, the Credit Agent, the May 2003 Notes Agent and the Trustee, as amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced from time to time and (b) after the termination of the Intercreditor Agreement referred to in clause (a) above, any other intercreditor agreement, with terms no less favorable to the Holders than the Intercreditor Agreement referred to in clause (a) above, entered into by and among the Company, a Representative and the Trustee, as amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced from time to time.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property (excluding Capital Stock of the Company) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04,
(a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted

Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by (x) the senior management of the Company if the amount thereof is less than $2.0 million and (y) the Board of Directors if in excess thereof; and (c) the amount of any Investment shall be the original cost as of the date of determination of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investments.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Material After-Acquired Property" means (i) assets acquired by the Company or any Note Guarantor after the date the Securities are issued which constitute accretions, additions or technological upgrades to the assets that form part of the First-Priority Collateral immediately prior to such accretion, addition or upgrade, (ii) First-Priority Assets of the Company or any Note Guarantor acquired after the date the Securities are issued (or First-Priority Assets of any Note Guarantor that is formed or acquired after the date the Securities are issued) and (iii) any First-Priority Assets acquired by the Company or any Restricted Subsidiary pursuant to clauses (a)(ii), (a)(iii) and
(a)(iv)(1) of Section 4.06, other than, in the case of clauses (i) and (ii), assets that are not permitted to be subject to a first-priority security interest for the benefit of the First-Priority Obligations by the terms of any encumbrance or restriction described in Section 4.05(d).

          "Material Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company or (b) as of the end of such fiscal year, was the owner of 10.0% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statement of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

          "May 2003 Notes" means the $250,000,000 aggregate principal amount of the Company's 11 1/8% senior secured notes due 2009 issued by the Company on May 30, 2003, together with any exchange notes issued in respect thereof.

          "May 2003 Notes Agent" means Wilmington Trust Company, in its capacity as trustee for the holders of the May 2003 Notes or any successor thereto, or any

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                                                                              19

Person designated as the "May 2003 Notes Agent" pursuant to the Intercreditor Agreement.

          "May 2003 Notes Documents" means the indenture under which the May 2003 Notes were issued, together with related documents thereto, including any guarantee agreements and security documents, as may be amended, modified, supplemented, restated or replaced from time to time.

          "May 2003 Notes Obligations" means the Indebtedness evidenced by the May 2003 Notes, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "May 2003 Notes Security Agreement" means the Second Priority Security Agreement securing the May 2003 Notes, as in effect as of the Closing Date.

          "Mortgaged Property" means, initially as of the Original Issue Date, the parcels of real property located at the following locations: (i) 299 Clukey Drive, Harrington, Delaware; (ii) 1330 Lebanon Road, Danville, Kentucky; (iii) 10 Greenfield Road, South Deerfield, Massachusetts; (iv) 1 Edison Drive, McAlester, Oklahoma; (v) 851 Garrett Parkway, Lewisburg, Tennessee; (vi) 230 Enterprise Drive, Newport News, Virginia; (vii) 8039 South 192nd Street, Kent, Washington; and (viii) 1701 First Avenue, Chippewa Falls, Wisconsin, and includes each other parcel of real property and the improvements thereto with respect to which a Mortgage is granted pursuant to Section 4.11.

          "Mortgages" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds

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                                                                              20

from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (d) the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Disposition and (e) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Note Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Person pursuant to the terms of this Indenture.

          "Note Guarantor" means any Person that has issued a Note Guarantee.

          "Notes Collateral Account" means an account maintained by the Company in the name of the Trustee with any financial institution reasonably designated by the Trustee into which Net Cash Proceeds in respect of the First-Priority Collateral is required to be deposited pursuant to this Indenture or the Security Documents.

          "Notes Obligations" means the Indebtedness evidenced by the Securities, including Accreted Value or principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Obligations" means all obligations of the Company and the Note Guarantors under this Indenture, the Securities and the other Indenture Documents, including obligations to the Trustee and the Collateral Agent, whether for payment of principal of, and interest, including Additional Interest, if any, on, the Securities and all other monetary obligations of the Company and the Note Guarantors under this Indenture, the Securities and the other Indenture Documents, whether for fees, expenses, indemnification or otherwise.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

          "Original Issue Date" means February 17, 2004.

          "Other First-Priority Assets" means intellectual property and all other types of property in which a security interest is granted pursuant to the May 2003 Notes Security Agreement, other than the Second-Priority Collateral.

          "Other First-Priority Obligations" means any Refinancing Indebtedness in respect of the Securities that is designated by the Company as "Other First-Priority Obligations" for purposes of this Indenture, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Note Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof; PROVIDED, HOWEVER, that if such Refinancing Indebtedness contains or otherwise has the benefit of provisions effectively requiring that proceeds from sales or transfers of property or assets by the Company or any Subsidiary of the Company be applied to repay, redeem or retire, or offer to repay, redeem or retire, such Refinancing Indebtedness, the terms thereof shall be no more favorable to the holders of such Refinancing Indebtedness than those set forth in this Indenture for the benefit of the Holders.

          "Permitted Business" means the design, manufacture and/or marketing of films and flexible packaging products for food, personal care, medical, retail, agricultural, industrial and other applications or any businesses that are reasonably related, ancillary or complementary thereto.

          "Permitted Holders" means each of (i) J.P. Morgan Partners, LLC and its Affiliates, (ii) Southwest Industrial Films, LLC and its Affiliates, (iii) the Christena Karen H. Durham Trust, (iv) the Existing Management Stockholders and their Related Parties and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in: (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that after giving effect to such Investment the Company is still in compliance with Section 4.12; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that after giving effect to such Investment the Company is still in compliance with Section 4.12; (c) Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) loans or advances to officers, directors, consultants or employees made (A) in the ordinary course of business and not exceeding $3.0 million in any year or (B) to fund purchases of stock under the Company's 2000 Stock Incentive Plan, the 2002 Stock Incentive Plan and any similar plans or employment arrangements; (g) Capital Stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (i) any Investment by the Company or a Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; PROVIDED that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest; (j) Hedging Obligations entered into in the ordinary course of business; (k) endorsements of negotiable instruments and documents in the ordinary course of business; (l) assets or securities of a Person acquired by the Company or a Restricted Subsidiary to the extent the consideration for such acquisition consists of Capital Stock (other than Disqualified Stock) of the Company; (m) Investments in existence on the Closing Date; (n) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; PROVIDED that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; (o) Investments in Unrestricted Subsidiaries or joint ventures not to exceed $30.0 million since the Original Issue Date plus (A) the aggregate net after-tax amount returned since the Original Issue Date to the Company or any Restricted Subsidiary in cash on or with respect to any Investments made since the Original Issue Date in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments (including such dividends, distributions or payments made concurrently with such Investment),
(B) the net after-tax cash proceeds received since the Original Issue Date by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company), and (C) upon redesignation since the Original Issue Date of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary, PROVIDED that any amounts included pursuant to the foregoing clauses (A), (B) and (C) are excluded from the calculation set forth in clause
(a)(iv)(3) under Section 4.04; and (p) additional Investments since the Original Issue Date in an aggregate amount not to exceed $15.0 million.

          "Permitted Liens" means: (a) Liens upon (1) any First-Priority Collateral securing any Indebtedness permitted to be incurred under Section 4.03 and all other obligations of the Company or any Restricted Subsidiary in respect of such Indebtedness not constituting Indebtedness; PROVIDED that, (x) unless the Indebtedness secured by such Lien constitutes Other First-Priority Obligations, such Lien does not rank prior to or PARI PASSU with the Liens on the First-Priority Collateral in favor of the Securities and (y) the holder of such Lien (i) becomes party to the Intercreditor Agreement, or agrees to be

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                                                                              23

bound by the terms of the Intercreditor Agreement, and (ii) agrees to have the obligations of the Company and the Note Guarantors that are secured by the property subject to such Lien treated as Second-Priority Obligations thereunder; and (2) any Second-Priority Collateral securing any Indebtedness permitted to be incurred under Section 4.03 and all other obligations of the Company or any Restricted Subsidiary in respect of such Indebtedness not constituting Indebtedness; (b) Liens securing the Securities (including any Additional Securities and any Exchange Notes) and the Note Guarantees thereof; (c) Liens in favor of the Company or any Restricted Subsidiary; (d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any Restricted Subsidiary; (e) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; (f) Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by Section 4.03(b) (vi) covering only the property, equipment or other assets acquired with such Indebtedness or additions or improvements to such assets; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (h) Liens incurred in the ordinary course of business, including, without limitation, judgment and attachment liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed in the aggregate $25.0 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business, not evidenced by a note and not past due); (i) Liens in favor of the Trustee, the trustee under the Senior Subordinated Notes Indentures, the warrant agent under the warrant agreement dated as of May 31, 2000 entered into by the Company and any other trustee or warrant agent acting in such capacity with respect to one or more future indentures or agreements so long as the related Indebtedness is permitted to be Incurred under Section 4.03; (j) Liens incurred in connection with Refinancing Indebtedness, but only if such Liens extend to no more assets than the Liens securing the Indebtedness being refinanced; PROVIDED that no Liens may be incurred pursuant to this clause (j) in respect of First-Priority Collateral, except to the extent the Liens on such First-Priority Collateral are incurred in connection with Refinancing Indebtedness that Refinanced Indebtedness that was secured by Permitted Liens described under clauses (d), (e) or (f) of this definition; (k) Liens securing Hedging Obligations; (l) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords liens) arising in the ordinary course of business and with respect to amounts not yet delinquent by more than 60 days or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (m) Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (n) Liens to secure Indebtedness of any Foreign Subsidiary (other than Liens described by clause (a)(1) of this definition); (o) licenses, sublicenses, subleases, easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (p) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (q) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and the property relating to such letters of credit and products and proceeds thereof;
(r) any interest or title of a lessor in the property subject to any lease or arising from filing Uniform Commercial Code financing statements regarding leases; (s) judgment liens in respect of judgments that do not constitute an Event of Default; (t) Liens existing on the Closing Date; (u) Liens incurred or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(v) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located; (w) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(x) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole; (y) Liens in connection with a Qualified Securitization Transaction incurred in compliance with Section 4.03(b) (ix) ;
(z) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights; and (aa) Liens securing insurance premium financing arrangements which are otherwise excluded from the definition of Indebtedness.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Pledge Agreement" means the Pledge Agreement dated as of the Original Issue Date, among the Company, the Subsidiary Pledgors (as defined therein) and the Collateral Agent, as such agreement may be amended, modified, supplemented or restated from time to time.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Proceeds" shall have the meaning assigned to such term in the Uniform Commercial Code.

          "Public Market" means any time after (a) an Equity Offering has been consummated and (b) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act.

          "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and
(b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company or a Restricted Subsidiary that Refinances Refinancing Indebtedness); PROVIDED, HOWEVER, that: (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) (whether in U.S. dollars or a foreign currency) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) (in U.S. dollars or such foreign currency, as applicable) then outstanding (plus, without duplication, accrued interest, premium and defeasance costs required to be paid under the terms of the Indebtedness being Refinanced and the fees, expenses, discounts, commissions and other issuance costs incurred in connection with the Refinancing Indebtedness) of the Indebtedness being Refinanced, and (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities or a Note Guarantee of a Note Guarantor, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Note Guarantee at least to the same extent as the Indebtedness being Refinanced; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include:

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                                                                              26

(i) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Related Parties" means with respect to a Person (a) that is a natural person (1) any spouse, parent or lineal descendant (including adopted children) of such Person or (2) the estate of such Person during any period in which such estate holds Capital Stock of the Company for the benefit of any person referred to in clause (a)(1) and (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

          "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than (a) leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries or (b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date the Company or a Restricted Subsidiary acquires or finishes construction of such fixed or capital assets.

          "SEC" means the Securities and Exchange Commission.

          "Secondary Collateral Obligations" means the May 2003 Notes Obligations and any other Indebtedness of the Company and the Restricted Subsidiaries (other than the First-Priority Obligations and the Credit Agreement Obligations) that is secured by a Permitted Lien described in clause (a)(2) of the definition thereof and is designated by the Company as a "Secondary Collateral Obligation" for purposes of this Indenture.

          "Second-Priority Collateral" means any and all of the following assets and properties now owned or at any time hereafter acquired by the Company or any Note Guarantor and with respect to which a Lien is granted as security for the Credit Agreement Obligations or any Secondary Collateral Obligations: receivables, inventory (and Indebtedness arising from loans and advances made to enable the obligors to acquire inventory), payment intangibles (other than payment intangibles that represent tax refunds in respect of, or otherwise relate to, real property, fixtures, equipment or intellectual property), 100% of the capital stock of, or other equity interests in, existing and future Domestic Subsidiaries and Foreign Subsidiaries that are Note Guarantors (subject to the limitation set forth in the Pledge Agreement), and 65% of the capital stock or other equity interests in, existing and future first-tier Foreign Subsidiaries (other than Foreign Subsidiaries that are Note Guarantors) (subject to the limitation set forth in the Pledge Agreement), credit card proceeds, investment property, other financial assets, instruments, deposit, securities and commodity accounts (and the cash and other assets contained therein), hedging, commodity and other derivative contracts (and cash and other deposits securing the same), all permits and licenses related to the foregoing (other than permits and licenses related to the ownership or operation of real property, fixtures, equipment or intellectual property), all books and records relating to the foregoing, all general intangibles, chattel paper, instruments and documents to the extent evidencing, governing, securing or otherwise related to the foregoing and all products and proceeds of the foregoing in whatever form received, including proceeds of insurance policies related to the foregoing (including proceeds of business interruption insurance to the extent related to the first 45 days of the covered period for any business interruption), but excluding the Notes Collateral Account (and any cash or other assets held therein in accordance with this Indenture or the Security Documents).

          "Second-Priority Obligations" means Indebtedness of the Company and the Restricted Subsidiaries (other than the First-Priority Obligations) including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Note Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof that is secured by a security interest in the First-Priority Collateral by a Permitted Lien described in clause (a)(1) of the definition thereof.

          "Security Agreement" means the Security Agreement dated as of the Original Issue Date, among the Company, the Guarantors (as defined therein) and the Collateral Agent, as such agreement may be amended, modified, supplemented or restated from time to time.

          "Security Documents" means the Pledge Agreement, the Canadian Pledge Agreement, the Security Agreement, the Canadian Security Agreement, the Mortgages and any other document or instrument pursuant to which a Lien is granted by the Company or any Note Guarantor to secure any Obligations or under which rights or remedies with respect to such Lien are governed, as such agreements may be amended, modified, supplemented or restated from time to time.

          "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee, by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Senior Indebtedness" of the Company or any Note Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness, the Securities (in the case of the Company), the Note Guarantees (in the case of the Note Guarantors), Other First-Priority Obligations and all other Indebtedness of the Company or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Note Guarantor's Note Guarantee.

          "Senior Subordinated Notes" of the Company means the $220,000,000 aggregate principal amount of the Company's 13% senior subordinated notes due 2010 issued by the Company on May 31, 2000 and the $100,000,000 aggregate principal amount of the Company's 13% senior subordinated notes due 2010 issued by the Company on April 10, 2002, in each case together with the exchange notes issued in respect thereof, in such case, to the extent outstanding.

          "Senior Subordinated Notes Indentures" means the indentures dated as of May 31, 2000, and April 10, 2002, among the Company, the subsidiary guarantors party thereto and The Bank of New York, as trustee, under which the Company's Senior Subordinated Notes were issued, each as amended, modified or supplemented from time to time.

           "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Stockholders Agreement" means the Stockholders Agreement among the Company and the holders of the Company's Capital Stock party thereto, as in effect on the Closing Date and as amended from time to time, so long as the Permitted Holders own a majority of the Capital Stock subject to such agreement.

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

          "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Tangible Assets" means Total Assets less Intangible Assets.

          "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed or insured by the United States of America or any agency or instrumentality thereof, (b) investments in checking accounts, savings accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc. and (f) investments in money market funds that invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as amended from time to time.

          "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (a) Pliant Investment, Inc. and any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock in or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (i) the Subsidiary to be so designated at the time of designation has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section
4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary;

PROVIDED, HOWEVER, that immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying Capital Stock) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02.  OTHER DEFINITIONS.

                                                            Defined in
Term                                                         Section
----                                                       ------------
"Affiliate Transaction".................................   4.07(a)
"Amendments"............................................   Preamble
"Appendix"..............................................   Preamble
"Bankruptcy Law"........................................   6.01
"Cash Election Date"....................................   1.01
"Change of Control Offer"...............................   4.08(b)
"Consenting Securities".................................   Preamble
"covenant defeasance option"............................   8.01(b)
"Custodian".............................................   6.01
"Definitive Securities".................................   Appendix A
"Event of Default"......................................   6.01
"Existing Indenture"....................................   Preamble
"Existing Securities"...................................   Preamble
"Global Securities".....................................   Appendix A
"Guaranteed Obligations"................................   11.01(a)
"incorporated provision"................................   12.01
"Initial Securities"....................................   Preamble
"Issue Date"............................................   Appendix A
"legal defeasance option"...............................   8.01(b)

                                                            Defined in
Term                                                         Section
----                                                       ------------
"Legal Holiday".........................................   12.08
"Liens Securing Secondary Collateral Obligations".......   10.08(d)
"Non-Consenting Securities".............................   Preamble
"Notice of Default".....................................   6.01
"Offer".................................................   4.06(c)
"Offer Amount"..........................................   4.06(d) (ii)
"Offer Period"..........................................   4.06(d) (ii)
"Original Securities"...................................   Preamble
"Paying Agent"..........................................   2.04(a)
"Permitted Debt"........................................   4.03(b)
"Private Exchange"......................................   Appendix A
"Private Exchange Notes"................................   Appendix A
"protected purchaser"...................................   2.08
"Purchase Date".........................................   4.06(d) (i)
"Registration Agreement"................................   Appendix A
"Registered Exchange Offer".............................   Appendix A
"Registrar".............................................   2.04(a)
"Restricted Payment"....................................   4.04(a)
"Second-Priority Liens Securing Note Obligations".......   10.08(d)
"Securities"............................................   Preamble
"Securities Act"........................................   Preamble
"Securities Custodian"..................................   Appendix A
"Semi-Annual Accretion Date"............................   1.01
"Specified Date"........................................   1.01
"Successor Company".....................................   5.01(a) (i)
"Transfer Restricted Securities"........................   Appendix A

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities and the Note Guarantees.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, the Note Guarantors and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) "including" means including without limitation;

          (e) words in the singular include the plural and words in the plural include the singular;

          (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price (not including, in either case, any redemption or repurchase premium) with respect to such Preferred Stock, whichever is greater;

          (i) all references in this Indenture, in any context, to Accreted Value or any interest or other amount payable on or with respect to the Securities shall be defined to include any Additional Interest pursuant to a Registration Agreement, and such adjustments shall be made to the Accreted Value of any Security as is necessary to reflect the foregoing;

          (j) references to "principal amount" of any Security shall mean "principal amount at maturity" with respect to any Non-Consenting Security; PROVIDED that for purposes of calculations in matters where the Consenting Securities and the Non-Consenting Securities vote, consent or otherwise act together as one class, including for purposes of Sections 6.01, 6.02, 6.04, 6.05, 6.06 and 9.02, "principal amount" of any Security shall mean "Accreted Value" with respect to any Non-Consenting Security; and

          (k) unless specifically indicated otherwise, the terms of this Indenture shall apply to all Securities issued hereunder.

          SECTION 1.05. DESIGNATED SENIOR INDEBTEDNESS. For purposes of the Senior Subordinated Notes Indentures, the Securities and the Note Guarantees shall constitute Designated Senior Indebtedness (as such term is defined in the Senior Subordinated Notes Indentures) of the Company and the Note Guarantors, as the case may be.

                                   ARTICLE II

                                 THE SECURITIES

          SECTION 2.01. AMOUNT OF SECURITIES; ISSUABLE IN SERIES. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

          With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) set forth or determined in the manner provided in an Officers' Certificate prior to the issuance of such Additional Securities:

          (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

          (2) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

          (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; PROVIDED, HOWEVER, that Additional Securities may be issued only if they are fungible with the other Securities issued under this Indenture for U.S. federal income tax purposes;

          (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A-1 hereto and any circumstances in addition to or in lieu of those set forth in Section 2.03 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global

Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

          (5) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A-1, but shall be issued in the form of Exchange Notes as set forth in Exhibit B-1.

          If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

          Notwithstanding the foregoing, Additional Securities may be issued as payment of interest on the Consenting Securities from time to time in accordance with the terms of the Consenting Securities.

          SECTION 2.02. FORM AND DATING. Provisions relating to the Existing Securities (consisting of the Consenting Securities and the Non-Consenting Securities), the Additional Securities, the Private Exchange Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Consenting Securities and the Trustee's certificate of authentication, (b) Private Exchange Notes and the Trustee's certificate of authentication and (c) Additional Securities (if issued as Transfer Restricted Securities), if any, and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A-1 hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Additional Securities issued other than as Transfer Restricted Securities, if any, and the Trustee's certificate of authentication and the Non-Consenting Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B-1 or B-2, hereto, as applicable, both of which are hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and integral multiples thereof; provided that (x) the aggregate principal amount of the Consenting Securities shall equal the aggregate Accreted Value as of the Closing Date of the Existing Securities with respect to which consents to the Amendments were given and accepted by the Company, which is $250,607,280 and (y) the aggregate principal amount of the Exchange Notes and Private Exchange Notes issued in exchange for any Consenting Securities shall equal the aggregate principal amount of such Consenting Securities; provided further that Additional Securities issued as payment of interest, including Additional Interest, if any, on the Consenting Securities, the Exchange Notes and the Private Exchange Notes shall be issued in denominations of $0.01 and integral multiples of $0.01.

          Except as otherwise specified herein, the Initial Securities, the Private Exchange Notes and the Exchange Notes shall vote and consent together on all matters (as to which any of the Securities may vote or consent) as one class and shall be treated as a single class of Securities issued under this Indenture.

          SECTION 2.03. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.04. REGISTRAR AND PAYING AGENT. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian with respect to the Global Securities.

          (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

          (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

          SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal of and interest, including Additional Interest, if any, on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest, including Additional Interest, if any, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest, including Additional Interest, if any, on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          SECTION 2.07. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Note Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Note Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.08. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the

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                                                                              39

Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.09. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 12.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest, including Additional Interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest or accretion, as applicable, on them ceases to accrue or accrete, as applicable.

          SECTION 2.10. TEMPORARY SECURITIES. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

          SECTION 2.11. CANCELATION. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to

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                                                                              40

the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.12. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13. CUSIP AND ISIN NUMBERS. The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP number.

          SECTION 2.14. ISSUANCE OF ADDITIONAL SECURITIES AS PAYMENT OF INTEREST. The Company shall be entitled to issue Additional Securities under this Indenture as payment of interest, including Additional Interest, if any, on the Consenting Securities, the Exchange Notes and the Private Exchange Notes, as applicable, which shall have identical terms as the underlying securities. The Consenting Securities issued on the Closing Date and any Additional Securities issued as payment of interest, including Additional Interest, if any, on the Consenting Securities shall be treated as a single class for all purposes under this Indenture.

          With respect to any such Additional Securities, the Company shall deliver to the Trustee and the Paying Agent no later than two Business Days prior to the relevant interest payment date, (i) with respect to Consenting Securities, Exchange Notes and Private Exchange Notes that are in global form, an order to increase the principal amount of such Global Securities by the relevant amount (or, if requested by the Trustee or the Holder of such Global Securities, to authenticate a new Global Security executed by the Company with such increased principal amounts) or (ii) with respect to Consenting Securities, Exchange Notes and Private Exchange Notes that are in definitive form, the required amount of new definitive Additional Securities and an order to authenticate and deliver such Additional Securities to the registered Holder of the definitive Consenting Securities, Exchange Notes or Private Exchange Notes, as applicable.

          Any such Additional Securities shall, after being executed and authenticated pursuant to Section 2.03, be (i) deposited into the account specified by the Holder or Holders thereof as of the relevant record date if the Consenting Securities, Exchange Notes or Private Exchange Notes are held in global form or otherwise

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                                                                              41

according to the procedures of the Depositary or (ii) mailed to the person entitled thereto as shown on the register for the definitive Consenting Securities, Exchange Notes or Private Exchange Notes as of the relevant record date. Alternatively, the Company may direct the Paying Agent to make the appropriate amendments to the schedule of principal amounts of the relevant Consenting Securities outstanding and arrange for deposit into the account specified by the Holder or Holders thereof as of the relevant record date. Payment shall be made in such form and upon such terms as specified herein and the Company shall and Paying Agent may take additional steps as is necessary to effect such payment.

                                   ARTICLE III

                                   REDEMPTION

          SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000 of principal amount. Securities and portions of them the Trustee selects shall be in amounts of $1,000 of principal amount or a whole multiple of $1,000 of principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the method it has chosen for the selection of Securities or portions of Securities to be called for redemption.

          SECTION 3.03. NOTICE OF REDEMPTION. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

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                                                                              42

          The notice shall identify the Securities to be redeemed and shall state:

          (i) the redemption date;

          (ii) the redemption price and the amount of accrued interest, including Additional Interest, if any, to the redemption date;

          (iii) the name and address of the Paying Agent;

          (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

          (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest or accretion, as applicable, on Securities (or portion thereof) called for redemption ceases to accrue or accrete, as applicable, on and after the redemption date;

          (vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

          (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, including Additional Interest, if any, to the redemption date; PROVIDED, HOWEVER, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest, including Additional Interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, including Additional Interest, if any, on all Securities or portions thereof to be

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                                                                              42

redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. Concurrently with such deposit, the Company shall deliver an Officers' Certificate and an Opinion of Counsel to the effect that the redemption complies with the conditions contained in this Indenture. On and after the redemption date, interest, including Additional Interest, if any, or accretion, as applicable, shall cease to accrue or accrete, as applicable, on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, including Additional Interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

          SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

          SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest, including Additional Interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest, including Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC (or if not permitted, within 15 days after it would have otherwise been required to file them with the SEC), copies of the Company's annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following the existence of a Public Market, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

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                                                                              44

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.02.

          SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.25:1.00.

          (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness (collectively, the "Permitted Debt"):

          (i) Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $100.0 million at any one time outstanding less the aggregate amount of (1) all repayments of principal of such Indebtedness pursuant to Section 4.06 and (2) the aggregate principal amount of Indebtedness Incurred and at such time outstanding pursuant to
     Section 4.03(b) (ix) .

          (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, (3) if a Restricted Subsidiary is the obligor on such Indebtedness, such Indebtedness is made pursuant to an intercompany note and (4) if a Note Guarantor is the obligor on such Indebtedness and the Company or another Note Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor;

          (iii) Indebtedness (1) represented by the Securities, (not including, except for clause (2) below, any Additional Securities), the Exchange Notes and any replacement Securities issued pursuant to this Indenture, (2) represented by Additional Securities issued from time to time in payment of accrued interest on

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                                                                              45

     the Consenting Securities, including payment of Additional Interest, (3) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above) including, without limitation, the Senior Subordinated Notes and the May 2003 Notes, (4) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Refinancing Indebtedness) or Section 4.03(a) and
     (5) consisting of Guarantees of any Indebtedness otherwise permitted by the terms of this Indenture;

          (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company) and (2) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

          (v) Indebtedness of the Company or a Restricted Subsidiary (1) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and its Restricted Subsidiaries in the ordinary course of their business, and (2) under Commodity Agreements, Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary in the ordinary course of business; PROVIDED, HOWEVER, that such Interest Rate Agreements or Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Indebtedness (including Capitalized Lease Obligations and Attributable Debt) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), equipment or other assets (in each case whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); PROVIDED that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (vi) and all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (vi), at any time outstanding, does not exceed the greater of (x) 5.0% of Tangible Assets and (y) $30.0 million;

          (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course, PROVIDED that such Indebtedness is extinguished within five Business Days of Incurrence;

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                                                                              46

          (viii) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Indenture, other than Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; PROVIDED, HOWEVER, that the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Board of Directors of noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (ix) the Incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings) in an aggregate principal amount, together with the aggregate principal amount of Indebtedness Incurred and at such time outstanding pursuant to Section 4.03(b) (i) , not to exceed $100.0 million at any one time outstanding, less the aggregate amount of all repayments of principal of Indebtedness Incurred pursuant to Section 4.03(b) (i) pursuant to Section 4.06;

          (x) Indebtedness of Foreign Subsidiaries; PROVIDED that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (x) does not exceed at any one time an amount equal to the sum of (A) 80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries and (B) 60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

          (xi) Indebtedness under any Domestic Overdraft Facility; or

          (xii) Indebtedness of the Company and its Restricted Subsidiaries (in addition to Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)); PROVIDED that the aggregate principal amount on the date of Incurrence, when added to all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, shall not exceed $20.0 million.

          (c) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement on the Original Issue Date shall be treated as Incurred pursuant to Section 4.03 (b)(i), (ii) Guarantees of,

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                                                                              47

or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included, (iii) if obligations in respect of letters of credit are Incurred pursuant to the Credit Agreement and are being treated as Incurred pursuant to Section 4.03(b)(i) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included, (iv) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the maximum liquidation preference, (v) the principal amount of Indebtedness, Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor issued at a price less than the principal amount thereof, the maximum fixed redemption or repurchase price thereof or liquidation preference thereof, as applicable, will be equal to the amount of the liability or obligation in respect thereof determined in accordance with GAAP, (vi) if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof shall be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was Incurred, (vii) the accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness (including the issuance of Additional Securities in payment of interest on the Consenting Securities, the Exchange Notes and the Private Exchange Notes) and the payment of dividends or distributions in the form of additional Capital Stock shall not be deemed an Incurrence of Indebtedness for purposes of this Section 4.03, (viii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness, and (ix) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify (or later reclassify) such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.03.

          SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution of any kind on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the holders (solely in their capacities as such) of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase,

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                                                                              48

redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (1) the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and (2) Indebtedness Incurred pursuant to
Section 4.03(b)(ii)) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Original Issue Date would exceed the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the second quarter of fiscal year 2004 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are publicly available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (ii) 100% of the aggregate Net Cash Proceeds (other than in respect of an Excluded Contribution) received by the Company (x) as capital contributions to the Company after the Original Issue Date or
          (y) from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Original Issue Date (other than a capital contribution from or an issuance or sale to (a) a Subsidiary of the Company or (b) an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries);

               (iii) 100% of the fair market value (as determined in good faith by the Board of Directors of the Company) of shares of Qualified Stock of the Company or any Restricted Subsidiary issued after the Original Issue Date to acquire assets from a third party;

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                                                                              49

               (iv) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Original Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Original Issue Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (v) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash from the sale or other disposition (other than to (x) the Company or a Subsidiary of the Company or (y) an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries) of Restricted Investments made by the Company or any Restricted Subsidiary after the Original Issue Date and from repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary by any Person (other than (x) the Company or any of its Subsidiaries or (y) an employee equity ownership or participation plan or other trust established by the Company or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments;

               (vi) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries since the Original Issue Date, resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

               (vii) $5.0 million.

          (b) The provisions of Section 4.04(a) shall not prohibit:

          (i) any purchase, repurchase, retirement or other acquisition or retirement for value of, or other distribution in respect of, Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or capital contributions to the Company after the Closing Date (other than Disqualified Stock and other than Capital Stock issued or sold to, or capital contributions from, a Subsidiary of the Company or an employee equity ownership or participation plan or other trust established by the Company or any of its Subsidiaries); PROVIDED, HOWEVER, that (1) such Restricted

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                                                                              50

     Payment shall be excluded in the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale or capital contribution applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(ii);

          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, (x) Capital Stock of the Company or a Restricted Subsidiary or (y) Subordinated Obligations of the Company or a Restricted Subsidiary that are permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) Investments that are made with Excluded Contributions; PROVIDED, HOWEVER, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

          (v) dividends or other distributions paid to holders of, or redemptions from holders of, Capital Stock within 60 days after the date of declaration thereof, or the giving of formal notice of redemption, if at such date of declaration such dividends or other distributions or redemptions would have complied with Section 4.04(a); PROVIDED, HOWEVER, that such dividend, distribution or redemption shall be included in the calculation of the amount of Restricted Payments;

          (vi) any repurchase of Capital Stock owned by former officers, directors, consultants or employees of the Company or its Subsidiaries or their assigns, estates and heirs or entities controlled by them; PROVIDED, HOWEVER, that the amount of such repurchases since the Original Issue Date shall not, in the aggregate, exceed the sum of (1) $10.0 million (which amount shall be increased by the amount of any Net Cash Proceeds to the Company from (A) sales of Capital Stock of the Company to management, other employees or Permitted Holders subsequent to the Closing Date to the extent such amounts are not included under Section 4.04(a)(iv)(3)(ii) and (B) any "key-man" life insurance policies which are used to make such repurchases) and (2) $2.0 million per fiscal year of the Company commencing with fiscal year 2003 (which amount may be used in a subsequent fiscal year to the extent not used during a fiscal year); PROVIDED FURTHER, HOWEVER, that the cancelation of Indebtedness owing to the Company from such former officers, directors, consultants or employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company shall not be deemed to constitute a Restricted

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                                                                              51

     Payment under this Indenture; PROVIDED FURTHER, HOWEVER, that such repurchase shall be included in the calculation of the amount of Restricted Payments;

          (vii) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; PROVIDED, HOWEVER, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments; or

          (viii) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate since the Original Issue Date to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.04.

          SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES AND NEGATIVE PLEDGES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (b) make any loans or advances to the Company (it being understood that the subordination of loans or advances made to the Company to other Indebtedness Incurred by the Company shall not be deemed a restriction on the ability to make loans or advances), (c) transfer any of its property or assets to the Company, except (with respect to clauses (a), (b) and (c), unless stated otherwise):

          (i) any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order, or an agreement in effect at or entered into on the Closing Date (including the Credit Agreement, this Indenture, the Security Documents (whether or not they become effective on or after the Closing Date), the Senior Subordinated Notes Indentures and the May 2003 Notes Documents);

          (ii) any encumbrance or restriction with respect to Second-Priority Collateral pursuant to a security agreement, pledge agreement or other document in connection with any Credit Agreement Obligation Incurred after the Closing Date;

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                                                                              52

          (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness of such Restricted Subsidiary, in each case Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

          (iv) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c)(i), (c)(ii) or (c)(iii) of this Section 4.05 or this clause
     (c)(iv) or contained in any amendment to an agreement referred to in clause
     (c)(i), (c)(ii) or (c)(iii) of this Section 4.05 or this clause (c)(iv); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment (1) are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in such predecessor agreements and (2) may restrict the ability of the Company or any Restricted Subsidiary to transfer any First-Priority Collateral only to the extent the terms of the Indebtedness being Refinanced contained a similar restriction;

          (v) in the case of clause (c), any encumbrance or restriction (1) that restricts in a customary manner the assignment of any lease, license or similar contract or the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (2) that is or was created by virtue of any transfer of, agreement to transfer or option or right with respect to any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (3) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, or (4) encumbrances or restrictions relating to Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(vi) for property acquired in the ordinary course of business that only imposes encumbrances or restrictions on the property so acquired (it being agreed that any such encumbrance or restriction may also secure other Indebtedness permitted to be Incurred by the Company and provided by the same financing source providing the Indebtedness Incurred pursuant to Section 4.03(b)(vi));

          (vi) with respect to a Restricted Subsidiary, any customary restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (vii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

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                                                                              53

          (viii) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; PROVIDED, that such restrictions apply only to such Securitization Entity;

          (ix) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; or

          (x) any agreement or instrument governing Indebtedness (whether or not outstanding) of Foreign Subsidiaries of the Company permitted to be Incurred pursuant to Section 4.03(a) or Section 4.03(b)(x); or

     (d) create, incur or permit to exist any Lien on any First-Priority Collateral for the benefit of any First-Priority Obligations, except:

          (i) any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order, or an agreement in effect at or entered into on the Closing Date;

          (ii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (d)(i) of this Section 4.05 or this clause (d)(ii) or contained in any amendment to an agreement referred to in clause (d)(i) of this
     Section 4.05 or this clause (d)(ii); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in such predecessor agreements;

          (iii) with respect to a Restricted Subsidiary, any customary restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; or

          (iv) customary restrictions and conditions provided by the terms of any (a) Permitted Lien (or the agreements governing any Indebtedness to which such Permitted Lien relates) described under clause (d), (e) or (f) of the definition thereof or, to the extent Incurred in connection with Refinancing Indebtedness that Refinances the Indebtedness secured by such Permitted Lien described under clause (d), (e) or (f) of the definition thereof, clause (j) of the definition thereof; PROVIDED that such restrictions or conditions apply only to the property or assets the subject of such Permitted Lien and such restrictions and conditions are no more restrictive than those provided by the terms of the Permitted Lien (or the agreements governing any Indebtedness to which such Permitted Lien relates) and or (b) Indebtedness permitted by Section 4.03(b)(iv); PROVIDED that such restrictions or conditions apply only to the property or assets of the applicable Restricted Subsidiary and any such restrictions and conditions provided by the terms of any Refinancing Indebtedness with respect to any such Indebtedness are

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                                                                              54

     no more restrictive than those provided by the terms of the Indebtedness being Refinanced.

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.05.

          SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition with respect to First-Priority Collateral unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the Capital Stock and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of (A) cash or Temporary Cash Investments, (B) First-Priority Assets to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business, to the extent they are concurrently with their acquisition added to the First-Priority Collateral securing the Securities, or (C) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Wholly Owned Subsidiaries of the Company and (iii) to the extent Capital Stock of a Person is received by the Company and its Restricted Subsidiaries pursuant to clause
(ii)(C) above, assets of such Person that qualify as First-Priority Assets with a fair market value that is equal to or greater than (A) 75% of the fair market value of the First-Priority Collateral that is the subject of such Asset Disposition less (B) the fair market value of any consideration received by the Company and its Restricted Subsidiaries pursuant to clause (ii)(A) or (B) above are concurrently with the acquisition added to the First-Priority Collateral securing the Securities; and (iv) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

          (A) first, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary or the application by the Company of the Net Available Cash received by a Restricted Subsidiary of the Company), in each case within 365 days (or, in the case of Foreign Subsidiary Asset Dispositions, 545 days) from the later of such Asset Disposition or the receipt of such Net Available Cash, PROVIDED that such Additional Assets constitute (x) First-Priority Assets that are concurrently with their acquisition added to the First-Priority Collateral securing the Securities or (y) Capital Stock of a Wholly Owned Subsidiary with assets that qualify as First-Priority Assets to the extent that such First Priority Assets, together with any First-Priority Assets described in clause (x), have a fair market value that is equal to or greater than the Net Available Cash applied pursuant to this clause (A) and such First-Priority Assets are concurrently with the acquisition added to the First-Priority Collateral securing the Securities and PROVIDED FURTHER that pending the final application of

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                                                                              55

     any such Net Available Cash, it must be deposited in a Notes Collateral Account and pledged as additional First-Priority Collateral;

          (B) second, within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash (or, in the case of Foreign Subsidiary Asset Dispositions, 545 days), to the extent of the balance of such Net Available Cash after such application in accordance with clause
     (A), to make an Offer (as defined below) to purchase First-Priority Obligations pursuant to and subject to the conditions set forth in Section 4.06(c); and

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) (other than the second proviso thereto) and (B), for any general corporate purpose not restricted by the terms of this Indenture.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition (other than an Asset Disposition of First-Priority Collateral) unless:

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the Capital Stock and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of (A) cash or Temporary Cash Investments, (B) properties and assets to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business or (C) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company, and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

          (A) first, (i) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase any Credit Agreement Obligations or any Indebtedness Incurred by a Subsidiary of the Company that is not a Note Guarantor, or (ii) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary or the application by the Company of the Net Available Cash received by a Restricted Subsidiary of the Company), in each case within 365 days (or, in the case of Foreign Subsidiary Asset Dispositions, 545 days) from the later of such Asset Disposition or the receipt of such Net Available Cash, PROVIDED that pending the final application of any such Net Available Cash, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture;

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                                                                              56

          (B) second, within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash (or, in the case of Foreign Subsidiary Asset Dispositions, 545 days), to the extent of the balance of such Net Available Cash after such application in accordance with clause
     (A), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions set forth in Section 4.06(c); PROVIDED, HOWEVER, that if the Company elects (or is required by the terms of any other Senior Indebtedness) such Offer may be made ratably to purchase the Securities and such other Senior Indebtedness of the Company; and

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) (other than the proviso thereof) and (B), for any general corporate purpose not restricted by the terms of this Indenture;

PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash from Asset Dispositions that are not Asset Dispositions of First-Priority Collateral in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all such Asset Dispositions since the Original Issue Date that is not applied in accordance with this
Section 4.06 exceeds $10.0 million since the Original Issue Date.

          For the purposes of this Section 4.06, the following are deemed to be cash: (A) the assumption of any liabilities of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such liabilities in connection with such Asset Disposition; PROVIDED that, with respect to any Asset Disposition of First-Priority Collateral, such liabilities constituted Trade Payables or First-Priority Obligations and (B) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          For the purposes of this Section 4.06, any sale by the Company or a Restricted Subsidiary of the Capital Stock of a Note Guarantor that owns assets constituting First-Priority Collateral or Second-Priority Collateral shall be deemed to be a sale of such First-Priority Collateral or Second-Priority Collateral (or, in the event of a Note Guarantor that owns assets that include both First-Priority Collateral and Second-Priority Collateral, a separate sale of such First-Priority Collateral and a separate sale of such Second-Priority Collateral). In the event of any such sale (or a sale of assets that includes both First-Priority Collateral and Second-Priority Collateral), the proceeds received by the Company and the Restricted Subsidiaries in respect of such sale shall be allocated to the First-Priority Collateral and the Second-Priority Collateral in accordance

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                                                                              57

with their respective fair market values, which shall be determined by Board of Directors or an independent third party as provided by the terms of the Intercreditor Agreement.

          (c) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 4.06(a)(iv)(B) or 4.06(b)(iii)(B), the Company shall be required to purchase Securities (and other Senior Indebtedness) tendered pursuant to an offer by the Company for the Securities (and other Senior Indebtedness) (the "Offer") at a purchase price of
(i) in the case of Non-Consenting Securities, 100% of their Accreted Value or principal amount plus accrued and unpaid interest, including Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) or (ii) in the case of all other Securities, 100% of the sum of their principal amount plus accrued and unpaid interest, including Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in each case, in accordance with the procedures (including proration in the event of oversubscription) set forth in Section 4.06(d). If the aggregate purchase price of Securities (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Company shall apply the remaining Net Available Cash for any general corporate purpose not restricted by the terms of this Indenture. The Company shall not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.06(a)(iv)(A) or 4.06(b)(iii)(A)) is less than $10.0 million for any particular Asset Disposition since the Original Issue Date (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of the Offer, the amount of Net Available Cash shall be reduced to zero.

          (d) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to proration as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro

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                                                                              58

forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (d)(iii).

          (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a) and
     Section 4.06(b), as applicable. By no later than 11:00 a.m. New York City time on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount or, if less, the purchase price of Securities (and other Senior Indebtedness) tendered and accepted for payment in the Offer. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price.

          (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and other Senior Indebtedness in denominations of $1,000 principal amount, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

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                                                                              59

          (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.06.

          SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, (1) are set forth in writing and (2) except as provided in Section 4.07(a)(iii), have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (if any such members exist) and (iii) that, in the event (1) such Affiliate Transaction involves an amount in excess of $10.0 million, or (2) if there are no members of the Board of Directors having no personal stake in such Affiliate Transaction and such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, options to purchase Capital Stock of the Company and equity ownership, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board of Directors,
(iii) the grant of options (and the exercise thereof) to purchase Capital Stock of the Company or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to officers, directors or employees in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time with respect to all loans and advances made since the Original Issue Date, (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with the officers, directors or employees of the Company and its Restricted

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                                                                              60

Subsidiaries, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than J.P. Morgan Partners, LLC and Persons directly or indirectly controlled by J.P. Morgan Partners, LLC) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the Closing Date, (viii) sales of Capital Stock to Permitted Holders approved by a majority of the members of the Board of Directors who do not have a material direct or indirect financial interest in or with respect to the transaction being considered, or (ix) the existence or performance by the Company or any Restricted Subsidiary under any agreement as in effect as of the Closing Date or replacement agreement therefor or any transaction contemplated thereby (including pursuant to any amendment thereto or replacement agreement therefor) so long as such amendment or replacement is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Closing Date.

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.07.

          SECTION 4.08. CHANGE OF CONTROL. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to (i) in the case of Non-Consenting Securities, 101% of the Accreted Value or principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest, including Additional Interest, if any, due on the relevant interest payment date) or (ii) in the case of all other Securities, 101% of the sum of their principal amount plus accrued and unpaid interest, including Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in each case, in accordance with the terms contemplated in Section 4.08(b); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of any agreement governing Bank Indebtedness of the Company or its Subsidiaries restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all such Bank Indebtedness or offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent of the lenders under such agreements to permit the repurchase of the Securities as provided for in Section 4.08(b).

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                                                                              61

          (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion (in integral multiples of $1,000 principal amount) of such Holder's Securities at a purchase price in cash equal to (A) in the case of Non-Consenting Securities, 101% of the Accreted Value or principal amount thereof, plus accrued and unpaid interest, including Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date) or (B) in the case of all other Securities, 101% of the sum of their principal amount plus accrued and unpaid interest, including Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

          (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

          (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, including Additional Interest, if any, to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a

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                                                                              62

Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (f) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

          (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.08.

          SECTION 4.09. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate (which certificate may be the same certificate required by TIA Section 314(a)(4)) stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

          SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11. FUTURE NOTE GUARANTORS AND LIENS. If, after the Closing Date, any domestic Restricted Subsidiary shall be formed or acquired, or if any Foreign Subsidiary shall guarantee any Indebtedness of the Company or any domestic subsidiary, then, in either case, the Company shall, at the time, cause such Subsidiary to (a) execute a supplemental indenture substantially in the form set forth in Exhibit C hereto pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities, (b) execute counterparts of the Security Documents, subject to the Intercreditor Agreement, that grant

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                                                                              63

the Trustee a first-priority Lien for the benefit of the Holders on all First-Priority Assets owned by such Subsidiary, subject to the terms of the Security Documents, (c) if such Subsidiary grants any Lien upon any of its property constituting Second-Priority Collateral as security for any Credit Agreement Obligations or any Secondary Collateral Obligations, execute a Security Document upon substantially the same terms, but subject to the Intercreditor Agreement, that grants the Trustee a second-priority Lien upon such property for the benefit of the Holders, subject to the terms of such Security Document, (d) in the case of clauses (b) and (c), take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee may reasonably request, to create and perfect such Lien, all at the expense of the Company and the Note Guarantors, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith, and (e) deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such supplemental indenture and any such Security Documents, as the case may be, are valid and binding obligations of such Subsidiary enforceable against such Subsidiary in accordance with their terms, subject to customary exceptions, including exceptions for bankruptcy, fraudulent conveyance and equitable principles. Notwithstanding the foregoing, if granting the Lien described in clause (b) above is not permitted in any respect by the terms of any encumbrance or restriction described in Section 4.05(d), the Subsidiary will not be required to grant such Lien to the extent not so permitted. Further, if granting the Lien described in clause (c) above requires the consent of a third party, such Subsidiary will use commercially reasonable efforts to obtain such consent with respect to the second-priority Lien, for the benefit of the Trustee, but if the third party does not consent to the granting of the second-priority Lien, after the use of commercially reasonable efforts, such Subsidiary will not be required to do so. Also, if a Lien described in clause
(b) or (c) cannot be granted or perfected under applicable law, the Subsidiary will not be required to grant such Lien.

          From and after the Closing Date, if the Company or any Note Guarantor creates any additional security interest (other than Permitted Liens described in clauses (b)-(aa) of the definition thereof) upon any Second-Priority Collateral to secure any Credit Agreement Obligations or any Secondary Collateral Obligations, it shall concurrently grant a second-priority Lien (subject to Permitted Liens) upon such property as security for the Securities ratably with any other Secondary Collateral Obligations to be secured thereby by
(i) executing Security Documents that grant the Trustee a second-priority Lien upon such property for the benefit of the Holders upon substantially the same terms as those that create such additional security interests, but subject to the Intercreditor Agreement, and (ii) take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee may reasonably request to create and perfect such second-priority Lien, all at the expense of the Company and the Note Guarantors, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith; PROVIDED that the Company or such Note Guarantor shall not be required to grant a second-priority Lien upon such property as security for the Securities if (x) a second-priority Lien in such property cannot be granted or perfected under applicable law or (y) such grant requires the consent of any third party, which consent the

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                                                                              64

Company or such Note Guarantor is unable to obtain using commercially reasonable efforts.

          In addition, the Company and each Note Guarantor shall, with respect to each parcel of real property in the United States acquired by the Company or any Note Guarantor after the Closing Date, use commercially reasonable efforts to deliver to the Collateral Agent, for the benefit of or addressed to the Trustee or the Collateral Agent, as applicable, the following:

          (a) a fully executed, acknowledged, and recorded Mortgage similar to those provided for the benefit of the Collateral Agent on the Original Issue Date and subject to the terms of the Intercreditor Agreement;

          (b) an opinion of local counsel in a form substantially similar to those provided for the benefit of the Collateral Agent on the Original Issue Date, or otherwise reasonably acceptable to the Trustee;

          (c) a fully-paid title insurance policy in a form substantially similar to the title insurance policies delivered to the Collateral Agent on the Original Issue Date with no exceptions other than (i) Permitted Liens and (ii) other changes reasonably acceptable to the Trustee; and

          (d) the most recent survey of each property together with either (i) an updated survey certification from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Note Guarantors stating that there has been no change, other than, in each case, changes reasonably acceptable to the Trustee, in the facts depicted in the survey.

          The Company shall provide each of the foregoing described in clauses
(a) through (d) above at its own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee in connection with each of the foregoing.

          SECTION 4.12. LIMITATION ON LINES OF BUSINESS. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business, except that the Company and any of its Restricted Subsidiaries may engage in a new business so long as the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in a Permitted Business.

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.12.

          SECTION 4.13. LIMITATION ON LIENS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired by the Company or its Restricted Subsidiaries, except Permitted Liens.

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                                                                              65

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of this Section 4.13.

          SECTION 4.14. MATERIAL AFTER-ACQUIRED PROPERTY. Upon the acquisition by the Company or any Note Guarantor of any Material After-Acquired Property (or the formation or acquisition of any Note Guarantor that holds Material After-Acquired Property), the Company or such Note Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary or requested by the Trustee to vest in the Trustee a perfected first-priority security interest (subject to Permitted Liens) in such Material After-Acquired Property and to have such Material After-Acquired Property added to the First-Priority Collateral, and thereupon all provisions of this Indenture relating to First-Priority Collateral shall be deemed to relate to such Material After-Acquired Property to the same extent and with the same force and effect.

                                    ARTICLE V

                                SUCCESSOR COMPANY

          SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

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                                                                              66

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

          For all purposes under this Indenture, including Article VI and
Section 9.02 hereof, holders of Non-Consenting Securities shall not have the benefit of the terms and provisions of clause (iii) of this Section 5.01(a).

          (b) The Company shall not permit any Note Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless either:

          (i) (1) the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee; (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

          (ii) such transaction results in the Company receiving cash or other property (other than Capital Stock representing a controlling interest in the successor entity), and the transaction is made in compliance with
     Section 4.06.

          (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer or lease all or part of its properties and assets to the Company or a Subsidiary that is a Note Guarantor and (ii) the Company may merge with an Affiliate incorporated solely for (1) the purpose of incorporating the Company or (2) organizing the Company in another jurisdiction to realize tax or other benefits.

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                                                                              67

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

          (a) the Company defaults in any payment of interest on any Security or in any payment of Additional Interest, in each case, when the same becomes due and payable and such default continues for a period of 30 days;

          (b) the Company (i) defaults in the payment of Accreted Value or the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

          (c) the Company or any Note Guarantor fails to comply with Section 5.01; provided that the failure to comply with Section 5.01(a)(iii) shall not constitute a Default or an Event of Default with respect to any Non-Consenting Securities and all Non-Consenting Securities shall be excluded from any calculation of outstanding Securities for purposes of delivering notices of default or acceleration, rescinding any prior acceleration, waiving an existing Default or pursuing any other remedies related thereto;

          (d) the Company or any Restricted Subsidiary fails to comply with
Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, or 4.14
(other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 45 days after the written notice specified below; provided that the failure to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.12 and 4.13 shall not constitute a Default or an Event of Default with respect to any Non-Consenting Securities and any such Non-Consenting Securities shall be excluded from any calculation of outstanding Securities for purposes of delivering notices of default or acceleration, rescinding any prior acceleration, waiving an existing Default or pursuing any other remedies related thereto;

          (e) the Company or any Restricted Subsidiary fails to comply with any of its agreements in the Securities, this Indenture or any Security Document (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the written notice specified below;

          (f) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the aggregate principal amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time and such failure continues for 30 days after the written notice specified below;

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                                                                              68

          (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case;

          (ii) consents to the entry of an order for relief against it in an involuntary case;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (iv) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

          (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (i) any judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) or its foreign currency equivalent against the Company or a Restricted Subsidiary if such judgment or decree becomes final and nonappealable and remains outstanding for a period of 60 days following such judgment and is not discharged, waived or the execution thereof stayed; or

          (j) (1) any Note Guarantee, or any Security Document executed by, or any security interest granted thereunder by a Note Guarantor that is a Material Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture, the Security Documents, the Intercreditor Agreement or the Note Guarantees), except (i) as a result of (A) the Credit Agent's or Trustee's failure to take any action reasonably requested by the Company in order to maintain a valid and perfected Lien on any Collateral or (B) any action taken by the Credit Agent or Trustee to release any Lien on any Collateral or
(ii) Liens on any item of Collateral with a fair market value not exceeding $500,000, (2) any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms its obligations under this Indenture, any Note Guarantee or any Security Document and, in each case, such Default continues for

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                                                                              69

10 days after the written notice specified below or (3) the Intercreditor Agreement ceases to be in full force and effect (except as contemplated hereunder or by the terms of the Security Documents, the Intercreditor Agreement or the Note Guarantees).

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (d), (e), (f) or (j) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company or the Note Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by written notice (specifying the Event of Default and stating that the notice is a "notice of acceleration") to the Company and the Trustee may declare the principal of and accrued but unpaid interest, including Additional Interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and interest (including Additional Interest, if any) shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs, the principal of and interest (including Additional Interest, if any) on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders and if such Event of Default occurs prior to the earlier of (i) the Cash Election Date and (ii) December 15, 2006, the Company will thereafter be obligated to pay cash interest on any Non-Consenting Securities on each subsequent interest payment date and the Non-Consenting Securities will cease to accrete. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely

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                                                                              70

because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. LIMITATION ON SUITS. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

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          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest, including Additional Interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. PRIORITIES. Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest ratably and any Additional Interest, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, including any Additional Interest, respectively; and

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          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. Neither the Company nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

          SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to any certificate or

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     opinions required to be furnished to it hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

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          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the Company's expense and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any certificate previously delivered and not superseded.

          (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

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          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Note Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company, any Note Guarantor or any Holder at the Corporate Trust Office of the Trustee, such notice referencing the Securities and this Indenture.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with May 15, 2004, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a) if and to the extent required thereby. The Trustee shall also comply with TIA Section 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services as shall be agreed to in writing from time to time by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Note Guarantor, jointly and severally, shall indemnify the Trustee and any predecessor Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee),

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incurred by or in connection with the administration of this trust and the performance of its duties hereunder, including its duties as Collateral Agent. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED, HOWEVER, that any failure so to notify the Company shall not relieve the Company or any Note Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Note Guarantors, as applicable shall pay the fees and expenses of such counsel; PROVIDED, HOWEVER, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Note Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith or in the case of the Collateral Agent, through its own willful misconduct, gross negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, interest and Additional Interest, if any, and premium, if any, on particular Securities.

          The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.

          (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for

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any reason (the Trustee in such event being referred to herein as the retiring
Trustee), the Company shall promptly appoint a successor Trustee.

          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

          (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA Section 310(b);

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PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of, premium (if any) and interest, and Additional Interest, if any, on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08) and Additional Interest, if any, and if in the case of both clause (i) and (ii) the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 and 10.02 the operation of
Section 5.01(a)(iii), 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) 6.01(i) and 6.01(j) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

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                                                                              79

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only), 6.01(i) or 6.01(j) or because of the failure of the Company to comply with Section 5.01(a)(iii).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08, and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04, 8.05, and 8.06 shall survive.

          SECTION 8.02. CONDITIONS TO DEFEASANCE. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest, on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date and Additional Interest (if any);

          (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest and Additional Interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

          (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

          (iv) the deposit does not constitute a default under any other agreement binding on the Company;

          (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has

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     received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

          (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

          (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
     Article 8 have been complied with.

          (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          (c) Notwithstanding the foregoing, the Opinion of Counsel required by clause (vi) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation have become due and payable.

          SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Additional Interest, if any, on the Securities.

          SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, interest and Additional Interest (if any) that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company

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for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

          SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of principal of or interest or Additional Interest, if any, on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. (a) The Company, the Note Guarantors and the Trustee may amend this Indenture, the Securities, the Security Documents or the Intercreditor Agreement without notice to or consent of any Holder:

          (i) to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Article 5;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (iv) to add additional Guarantees with respect to the Securities or to secure further the Securities;

          (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (vi) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

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          (vii) to make any change that does not materially and adversely affect the rights of any Holder under the provisions of this Indenture;

          (viii) to provide for the issuance of the Exchange Notes, Private Exchange Notes, or the Additional Securities which shall have terms substantially identical in all material respects to the Consenting Securities (except that the transfer restrictions and Additional Interest provisions contained in the Consenting Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Consenting Securities, as a single issue of securities; and

          (ix) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Security Documents.

          The Company and the Note Guarantors shall also be entitled to other releases of the Collateral or the Note Guarantees as described in Article 8 and Sections 10.03, 10.07 and 11.03 hereof. If the Company wishes under other circumstances to obtain an amendment or waiver or seek a consent under any Security Document, any Note Guarantee or the Intercreditor Agreement, the Company may mail written notice of its request to the Trustee and the Holders, specifying the amendment, waiver or consent, the reason it is being sought and any other information necessary for the Holders to reasonably consider such matter. If the Company does not receive written objections from Holders of at least 25% in aggregate principal amount of the Securities within 20 Business Days after such mailing, such amendment, waiver or consent shall be deemed granted. If the Company receives such objections, then it shall not be entitled to effect such amendment or waiver, and such consent shall not be effective, unless the Company obtains the consent of the Holders of a majority in outstanding principal amount of the Securities (including any Additional Securities) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities). In addition, without the consent of any Holder, the Trustee may amend the terms of the Intercreditor Agreement in order to subject the security interests in the Collateral in respect of any Other First Priority Obligations, Credit Agreement Obligations, Second Priority Obligations and Secondary Collateral Obligations to the terms of the Intercreditor Agreement, in each case to the extent such Indebtedness was Incurred, and all Liens on the Collateral held for the benefit of such Indebtedness were granted, pursuant to this Indenture and the Intercreditor Agreement.

          (b) After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          SECTION 9.02. WITH CONSENT OF HOLDERS. (a) The Company, the Note Guarantors and the Trustee may amend this Indenture, the Securities, the Security Documents or the Intercreditor Agreement without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or

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exchange for, or purchase of, the Securities) and compliance with any provisions of this Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities). However, without the consent of each Holder of a Security affected, an amendment or waiver may not:

          (i) reduce the amount of Securities whose Holders must consent to an amendment;

          (ii) reduce the rate of or extend the time for payment of interest (including Additional Interest, if any) on any Security;

          (iii) reduce the Accreted Value or principal of or extend the Stated Maturity of any Security;

          (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (v) make any Security payable in money other than that stated in the Security;

          (vi) impair the right of any Holder to receive payment of Accreted Value or principal of, and interest (including Additional Interest, if any) on, such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

          (viii) modify the Note Guarantees in any manner adverse to the Holders.

          (b) Notwithstanding the foregoing, without the consent of Holders representing 66 2/3% in principal amount of the Securities then outstanding, no amendment or waiver may:

          (i) release any Collateral from the Lien of this Indenture and the Security Documents (except as permitted by the terms of the Security Documents or the Intercreditor Agreement);

          (ii) change the provisions applicable to the application of the proceeds from the sale of Collateral; or

          (iii) change or alter the priority of the security interests in the Collateral.

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                                                                              84

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

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                                                                              85

          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                    ARTICLE X

                             COLLATERAL AND SECURITY

          SECTION 10.01. SECURITY DOCUMENTS. The due and punctual payment of the principal of and interest (including Additional Interest, if any) on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (including Additional Interest, if any) on the Securities and performance of all other obligations of the Company and the Note Guarantors to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, are secured as provided in the Security Documents, subject to the terms of the Intercreditor Agreement. Each Holder of a Security, by its acceptance thereof, consents and agrees to all of the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Note Guarantors hereunder, a valid and enforceable perfected (a) first-priority Lien and security interest in and on all First-Priority Collateral (consisting of the 2004 Notes First Lien Collateral, as defined in the Intercreditor Agreement, as in effect on the Closing Date) and (b) second-priority Lien and security interest in and on all Second-Priority Collateral (consisting of the Senior Lender First Lien Collateral, as defined in the Intercreditor Agreement, as in

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                                                                              86

effect on the Closing Date), in each case, subject to the terms of the Intercreditor Agreement and in favor of the Collateral Agent for the benefit of the Holders.

          SECTION 10.02. RECORDING AND OPINIONS. (a) The Company will deliver to the Collateral Agent and the Trustee on May 15 in each year beginning with May 15 , 2004, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

          (i) stating substantially to the effect that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording, and re-filing of this Indenture or any Security Document as is necessary to maintain the Lien of this Indenture or any Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given; or

          (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien under this Indenture and the Security Documents.

          (b) The Company will otherwise comply with the provisions of TIA Section 314(b).

          SECTION 10.03. RELEASE OF COLLATERAL. (a) Subject to subsections (b),
(c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and as provided hereby.

          (i) Upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Note Guarantors will be entitled to releases of assets included in the First-Priority Collateral from the Liens securing the Securities under any one or more of the following circumstances:

          (A) to enable the Company or any Note Guarantor to consummate any Asset Disposition permitted or not prohibited by Section 4.06 hereof;

          (B) if any Subsidiary that is a Note Guarantor is released from its Note Guarantee, such Subsidiary's assets will also be released; or

          (C) pursuant to an amendment, waiver or supplement in accordance with
     Article 9 hereof.

     Upon receipt of such Officers' Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

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                                                                              87

          (ii) Whether prior to or after the Discharge of Credit Agreement Obligations, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Note Guarantors will be entitled to releases of assets included in the Second-Priority Collateral from the Liens securing the Securities under any one or more of the following circumstances:

          (A) if all other Liens (other than Permitted Liens described in clauses (b) through (aa) of the definition thereof) on any such asset that secure Credit Agreement Obligations or any Secondary Collateral Obligations then secured by that asset (including all commitments thereunder) are released; PROVIDED, that after giving effect to the release, obligations secured by the first-priority Liens on the remaining Second-Priority Collateral remain outstanding;

          (B) to enable the Company or any Note Guarantor to consummate any Asset Disposition permitted or not prohibited by Section 4.06 hereof;

          (C) if all of the stock of any Subsidiary of the Company that is pledged to the Collateral Agent is released or if any Subsidiary that is a Note Guarantor is released from its Note Guarantee, such Subsidiary's assets will also be released; or

          (D) pursuant to an amendment, waiver or supplement in accordance with
     Article 9 hereof.

          Upon receipt of such Officers' Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

          (b) Except as otherwise provided in the Intercreditor Agreement and except as set forth in the preceding paragraph, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this Section 10.03 has been delivered to the Collateral Agent.

          (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

          (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of (i) the Intercreditor Agreement or (ii) this Indenture and the

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                                                                              88

Security Documents. To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of this Indenture and the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of this Indenture and the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

          SECTION 10.04. CERTIFICATES OF THE TRUSTEE. In the event that the Company wishes to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Section 10.03 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.

          SECTION 10.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS. Subject to the provisions of Section 7.01 and 7.02 hereof and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

          (a) enforce any of the terms of the Security Documents; and

          (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

          Subject to Section 3 of the Intercreditor Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

          SECTION 10.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under

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                                                                              89

the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

          SECTION 10.07. TERMINATION OF SECURITY INTEREST. The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents upon (1) payment in full of the Accreted Value or principal of and accrued and unpaid interest (including Additional Interest, if any) on the Securities and all other Obligations under this Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such Accreted Value or principal, accrued and unpaid interest and Additional Interest, if any, are paid, (2) a satisfaction and discharge of this Indenture as described in Article 8 or (3) a legal defeasance or covenant defeasance as described in Article 8. Upon receipt of such instruction and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge any such instruments or releases to evidence the release of all such Liens.

          SECTION 10.08. COLLATERAL AGENT. (a) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

          (b) The Trustee, as Collateral Agent, is authorized and directed to
(i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

          (c) If the Company (i) incurs Indebtedness constituting Credit Agreement Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting Credit Agreement Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers' Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

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                                                                              90

          (d) If (i) the Company at any time after the Closing Date incurs any Indebtedness constituting Secondary Collateral Obligations, (ii) the indenture or agreement governing such Indebtedness provides that, notwithstanding the date, manner or order of grant, attachment or perfection of any second-priority Liens granted to the Collateral Agent under the Security Documents (the "Second-Priority Liens Securing Note Obligations") or granted to the holders of Secondary Collateral Obligations or any agent or representative for the holders of Secondary Collateral Obligations (the "Liens Securing Secondary Collateral Obligations"), the Second-Priority Liens Securing Note Obligations and the Liens Securing Secondary Collateral Obligations shall be of equal, dignity, priority and rank, (iii) the Company delivers to the Collateral Agent an Officers' Certificate so stating and requesting that the Collateral Agent assign or transfer the Second-Priority Liens Securing Note Obligations to a Common Collateral Agent identified therein and (iv) the Company delivers to the Collateral Agent and the Common Collateral Agent an Opinion of Counsel further confirming as to all such Liens each of the matters referred to in Section 10.02(a)(i), giving effect to the assignment or transfer requested in such Officers' Certificate, then (A) the Second-Priority Liens Securing Note Obligations shall be of equal dignity, priority and rank with all such Liens Securing Secondary Collateral Obligations and (B) the Collateral Agent shall, upon receipt of the necessary or proper documentation prepared by the Company, assign or transfer the Second-Priority Liens Securing Note Obligations to the Common Collateral Agent as requested in such Officers' Certificate.

          SECTION 10.09. DESIGNATIONS. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term "Credit Agreement Obligations", "First-Lien Credit Facilities", "Other First-Priority Obligations", "Secondary Collateral Obligations" or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent, the Credit Agent and the May 2003 Notes Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Credit Facilities provided pursuant to the Credit Agreement as a "First-Lien Credit Facility".

                                   ARTICLE XI

                                 NOTE GUARANTEES

          SECTION 11.01. NOTE GUARANTEES. (a) Each Note Guarantor hereby jointly and severally and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or Additional Interest, if any, in respect of the Securities and all other monetary obligations (to the fullest extent permitted by applicable law) of the Company

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                                                                              91

under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). To the fullest extent permitted by applicable law, each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b).

          (c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor's obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Note Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Note Guarantor.

          (d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          (e) Except as expressly set forth in Sections 8.01(b), 11.02 and 11.07, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

          (f) Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Note Guarantee is released in compliance with Section 11.03 or upon the merger or the sale of all the Capital Stock or assets of the Note Guarantor in compliance with Section 4.06 or Article 5. Each Note Guarantor further agrees that its Note Guarantee herein shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or Additional Interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

          (h) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, to the fullest extent permitted by applicable law, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 11.01.

          (i) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

          (j) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 11.02. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 11.03. RELEASES OF NOTE GUARANTEES. A Note Guarantee shall be released without any action required on the part of the Trustee or any Holder:
(a) if the Note Guarantor is a Foreign Subsidiary and it does not guarantee any Indebtedness of the Company or any domestic Subsidiary; (b) if (i) all of the Capital Stock of, or all or substantially all of the assets of such Note Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or another Note Guarantor (PROVIDED that such Note Guarantor does not continue to guarantee any Indebtedness of the Company or any domestic Subsidiary) or (ii) such Note Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.06 and Section 5.01 hereof; or (c) if the Company designates such Note Guarantor as an Unrestricted Subsidiary (unless any of the First-Priority Collateral is then owned by such Note Guarantor). A Note Guarantor may also be released from its obligations under its Note Guarantee in connection with an amendment permitted by Article 9.

          Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such release was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents prepared by the Company reasonably required in order to evidence the release of any Note Guarantor from its obligations under its Note Guarantee.

          Any Note Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Note Guarantor under this Indenture as provided in this Article 11.

          SECTION 11.04. SUCCESSORS AND ASSIGNS. This Article 11 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.05. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.06. MODIFICATION. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.07. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE NOTE GUARANTORS. Each Subsidiary which is required to become a Note Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

          SECTION 11.08. NON-IMPAIRMENT. The failure to endorse a Note Guarantee on any Security shall not affect or impair the validity thereof.

                                   ARTICLE XII

                                  MISCELLANEOUS

          SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, TIA Sections 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

          SECTION 12.02. NOTICES. Any notice or communication shall be in writing (which may be a facsimile with the original to follow) and delivered in person or mailed by first-class mail addressed as follows:

                    if to the Company:

                    Pliant Corporation
                    1515 Woodfield Road, Suite 600
                    Schaumburg, Illinois 60173

                    Attention of:
                    Chief Financial Officer

                    if to the Trustee:

                    Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, DE 19890-0001

                    Attention of:
                    Corporate Trust Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with (PROVIDED, HOWEVER, that such counsel may rely as to matters of fact on Officers' Certificates).

          SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 12.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Note Guarantor (other than JP Morgan Securities, Inc.) shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 12.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 12.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or any of the Note Guarantors, shall not have any liability for any obligations of the Company or any of the Note Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 12.11. SUCCESSORS. All agreements of the Company and each Note Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 12.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                               PLIANT CORPORATION,


                               By
                                  -------------------------
                                  Name:
                                  Title:


                               PLIANT CORPORATION INTERNATIONAL,
                               PLIANT FILM PRODUCTS OF MEXICO, INC.,
                               PLIANT PACKAGING OF CANADA, LLC,
                               UNIPLAST HOLDINGS INC.,
                               UNIPLAST U.S., INC.,
                               UNIPLAST INDUSTRIES CO.,


                               By
                                  -------------------------
                                  Name:
                                  Title:


                               WILMINGTON TRUST COMPANY, as Trustee


                               By
                                  -------------------------
                                  Name:
                                  Title:

                                                                      APPENDIX A

                   PROVISIONS RELATING TO EXISTING SECURITIES,
                  ADDITIONAL SECURITIES, PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

     1. DEFINITIONS

     1.1 DEFINITIONS

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

          "Definitive Security" means a certificated Initial Security, Private Exchange Note or Exchange Note (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Global Securities Legend" means the legend set forth under that caption in Exhibit A-1 to this Indenture.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Initial Purchasers" means J.P. Morgan Securities, Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc.

          "Issue Date" means, with respect to any Initial Securities, the date on which such Initial Securities are originally issued.

          "Private Exchange" means an offer by the Company, pursuant to a Registration Agreement, to issue and deliver to certain purchasers, in exchange for Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" means the Securities of the Company issued in exchange for Initial Securities pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

          "Purchase Agreement" means (a) the Purchase Agreement dated February 6, 2004, among the Company, the Note Guarantors and the Initial Purchasers and
(b) any other similar Purchase Agreement relating to Additional Securities.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means an offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Registration Agreement" means (a) the Exchange and Registration Rights Agreement dated February 17, 2004, among the Company, the Note Guarantors and the Initial Purchasers, (b) the Exchange and Registration Rights Agreement dated May 6, 2005 among the Company, the Note Guarantors and J.P. Morgan Securities Inc., as solicitation agent, relating to the Consenting Securities and (c) any other similar Exchange and Registration Rights Agreement relating to Additional Securities.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

          "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and
(b) the Issue Date with respect to such Securities.

          "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

          "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

          "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

          "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

     1.2 OTHER DEFINITIONS

                                                                       Defined
          Term:                                                      in Section:
          -----                                                      -----------
"Agent Members"..................................................      2.1(c)
"IAI Global Security"............................................      2.1(b)
"Global Security"................................................      2.1(b)
"Regulation S Global Security"...................................      2.1(b)
"Rule 144A Global Security"......................................      2.1(b)

     2.  THE SECURITIES

     2.1 FORM AND DATING

          (a) The Consenting Securities issued on the Closing Date will be issued by the Company only to (1) QIBs, (2) Persons other than U.S. Persons (as defined in Regulation S) and Persons not in the United States (as defined in Regulation S) and (3) IAIs. Such Consenting Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

          (b) GLOBAL SECURITIES. Securities issued to QIBs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"), Securities issued to non-U.S. Persons and Persons not in the United States shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security") and Securities issued to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "IAI Global Security"), in each case without interest coupons and bearing the Global Securities Legend and, in the case of Consenting Securities, the Restricted Securities Legend, which shall be deposited on behalf of the holders of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", PROVIDED, that the term "Global Security" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 of this Appendix shall also include any Security in global form issued in connection with a Registered Exchange Offer or Private Exchange. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

          (c) BOOK-ENTRY PROVISIONS. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (d) DEFINITIVE SECURITIES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     2.2 AUTHENTICATION. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (a) Consenting Securities in an aggregate principal amount of $250,607,280 for issue pursuant to Section 9.05 of the Indenture in exchange for Existing Securities with respect to which consents to the Amendments were given and accepted by the Company and Non-Consenting Securities in an aggregate principal amount at maturity of $7,800,000 for issue pursuant to Section 9.05 of the Indenture in exchange for Existing Securities with respect to which consents to the Amendments were not given and accepted by the Company (provided that in lieu of issuing and authenticating Non-Consenting Securities, upon written order of the Company, the Trustee may instead reflect a notation decreasing the amount outstanding under the global certificate evidencing the Existing Notes, such that after such notation, such global certificate shall represent the Non-Consenting Securities), (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount and (c) the (i) Exchange Notes for issue only in a Registered Exchange Offer and (ii) Private Exchange Notes for issue only in a Private Exchange, in the case of each of (i) and (ii) pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the aggregate principal amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Consenting Securities, Additional Securities, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Securities outstanding at any time is unlimited.

     2.3 TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request:

          (i) to register the transfer of such Definitive Securities; or

          (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (2) in the case of Definitive Securities which are Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security or Private Exchange Note, as applicable); or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security or Private Exchange Note, as applicable); or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security or Private Exchange Note, as applicable) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) and (z) in the case of a transfer to an IAI, a signed letter substantially in the form of Exhibit D.

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Security or Private Exchange Note, as applicable) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D, and in the case of clause (2), an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
     Section 2.3(e)(i) or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act. In the case of a transfer of a beneficial interest in the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee and an opinion of counsel or other evidence reasonably satisfactory to the Trustee as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d) RESTRICTIONS ON TRANSFER OF REGULATION S GLOBAL SECURITY. (i) During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an

IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or
(2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e) LEGEND.

          (i) Except as permitted by the following paragraphs (ii), (iii) or
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A AND IAI NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES:
     40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS

     SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY,
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security, or Private Exchange Note, as applicable) and delivers an opinion of counsel or other evidence reasonably satisfactory to the Registrar as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i)).

          (iii) After a transfer of any Initial Securities or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Notes, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or such Private Exchange Notes shall cease to apply and the requirements that any such Initial Securities or such Private Exchange Notes be issued in global form shall continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Notes in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Notes in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form shall continue to apply, and Private Exchange Notes in global form with the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Private Exchange.

          (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

          (vii) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Notes Legend.

          (f) CANCELATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges to be registered in the name of the registered Holder effecting the exchange pursuant to Sections 2.06, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h) NO OBLIGATION OF THE TRUSTEE.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 DEFINITIVE SECURITIES

          (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer or Private Exchange shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the Restricted Securities Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                     EXHIBIT A-1

                        [FORM OF FACE OF INITIAL SECURITY
                 AND PRIVATE EXCHANGE NOTE-CONSENTING SECURITY]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A OR IAI NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE

UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS INSTRUMENT IS CONSIDERED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION CONCERNING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS INSTRUMENT, CONTACT JOE KWEDERIS, SENIOR VICE-PRESIDENT FINANCE OF THE ISSUER AT 1475 WOODFIELD ROAD, SUITE 700, SCHAUMBURG, ILLINOIS 60173,
TEL: (847) 407-5117.

          [Each Definitive Security shall bear the following additional legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________


                      11 5/8% Senior Secured Note due 2009

                                                          CUSIP No. ____________
                                                           ISIN No. ____________


          PLIANT CORPORATION, a Utah corporation, promises to pay to Cede & Co., or registered assigns, the principal amount [listed on the Schedule of Increases or Decreases in Global Security attached hereto](1) [of $_____](2) on June 15, 2009.

          Interest Payment Dates:  June 15 and December 15.

          Record Dates:  June 1 and December 1.


----------
     (1) Insert if Security is to be issued in global form.

     (2) Insert if Security is to be issued in definitive form.

          Additional provisions of this Security are set forth on the other side of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PLIANT CORPORATION,

     by


           -------------------------------
     Name:

     Title:


     by


           -------------------------------
     Name:

     Title:


Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

WILMINGTON TRUST COMPANY,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by

    -------------------------
       Authorized Signatory

----------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL

SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                    [FORM OF REVERSE SIDE OF INITIAL SECURITY
                 AND PRIVATE EXCHANGE NOTE-CONSENTING SECURITY]

                      11 5/8% Senior Secured Note due 2009

1.  INTEREST

          (a) PLIANT CORPORATION, a Utah corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Consenting Security at the rate per annum shown above.

          All references in this Consenting Security, in any context, to interest or other amount payable on or with respect to the Consenting Securities shall be deemed to include any Additional Interest pursuant to the Registration Agreement.

          Interest on the Consenting Securities will accrue from the date of issuance at a rate of 11 5/8% per annum until maturity, and will be payable semiannually on each June 15 and December 15 commencing June 15, 2005, to holders of record on the immediately preceding June 1 and December 1. On each Interest Payment Date, the Company shall, in lieu of the payment of interest on the Consenting Securities in cash, pay interest on the Consenting Securities through the issuance of Additional Securities in an aggregate principal amount equal to the aggregate amount of interest (rounded to the nearest whole cent) that would be payable with respect to the Consenting Securities if such interest were paid in cash. On or before each such Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent [an order to increase the principal amount of this Consenting Security by the amount required to pay such interest (or, if requested by the Trustee or the Holder of this Consenting Security, to authenticate a new global Security executed by the Company with such increased principal amounts)](3) [new Additional Securities in the amount required to pay such interest and an order to authenticate and deliver such Additional Securities to the record Holder of this Consenting Security](4). Any Additional Securities so issued shall be dated the applicable Interest Payment Date, shall bear interest from and after such date, shall mature on June 15, 2009 and shall be governed by, and be subject to the terms of the Indenture and shall have the same rights and benefits as the Consenting Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          (b) ADDITIONAL INTEREST. The holder of this Consenting Security is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of May 6, 2005, among the Company, Pliant Corporation International, Pliant Film Products of Mexico, Inc., Pliant Packaging of Canada, LLC, Uniplast Holdings Inc., Uniplast U.S.,

----------
    (3) Insert if the Security is to be issued in global form.

    (4) Insert if the Security is to be issued in definitive form.

Inc., and Uniplast Industries Co. (the "Note Guarantors") and J.P. Morgan Securities Inc. (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. Subject to the terms of the Registration Agreement, if
(i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to the date specified in the Registration Agreement, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective on or prior to the date specified in the Registration Agreement, (iii) the Registered Exchange Offer is not consummated on or prior to 190 days after the Issue Date (other than in the event the Company files a Shelf Registration Statement), or (iv) the Shelf Registration Statement is filed and declared effective on or prior to the date specified in the Registration Agreement but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the interest rate on Securities constituting Transfer Restricted Securities, during the period of such Registration Default, shall be increased by 1.0% per annum (the amount paid as a result of such increase being herein referred to as "liquidated damages") until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, an additional Registration Statement becomes effective or a post-effective amendment to the Shelf Registration Statement becomes effective, as the case may be. Liquidated damages shall be payable through the issuance of Additional Securities in the same manner and at the same time as interest payments on the Consenting Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, it being understood that the requirement that an Exchange Dealer deliver a prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer shall not mean that the Exchange
Note is not freely transferable, (ii) each Initial Security or Private Exchange Note until the date on which such Initial Security or Private Exchange Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security or Private Exchange Note until the date on which such Initial Security or Private Exchange Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. The Company shall not be responsible for liquidated damages with respect to any Holder of Transfer Restricted Securities to the extent such Holder fails to comply with certain obligations specified in the Registration Agreement.

2.  METHOD OF PAYMENT

          The Company shall pay interest on the Consenting Securities (except defaulted interest) to the registered Holders at the close of business on the June 1 and

December 1 next preceding the Interest Payment Date even if the Consenting Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Consenting Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and, except as set forth in paragraph 1, interest and liquidated damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Consenting Securities represented by a Global Security (including principal and premium, if any, and interest and liquidated damages, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary; PROVIDED that any such payment of interest or liquidated damages in the form of Additional Securities shall be made in accordance with paragraph 1. The Company will make all payments in respect of a certificated Consenting Security (including principal and premium, if any, and interest and liquidated damages, if any), at the office of the Paying Agent; PROVIDED, HOWEVER, that payments on the Consenting Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Consenting Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion); PROVIDED further that any such payment of interest or liquidated damages in the form of Additional Securities shall be made in accordance with paragraph 1.

3.  PAYING AGENT AND REGISTRAR

          Initially, WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  INDENTURE

          The Company issued the Securities under an Indenture dated as of February 17, 2004, as amended and restated as of May 6, 2005, (as amended and restated, the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.01 of the Indenture. This Security is one of the [Consenting Securities] [Additional Securities] [Private Exchange Notes] referred to in the Indenture. The Securities include the Consenting Securities, Non-Consenting Securities, the Additional Securities and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Securities pursuant to the Indenture. The Consenting Securities, the Non-Consenting Securities, the Additional Securities and any Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture, except as specifically stated otherwise therein. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, make asset sales and incur Liens. The Indenture also imposes limitations on the ability of the Company and each Note Guarantor to consolidate or merge with or into any other Person or the Company to convey, transfer or lease all or substantially all of its property.

          To guarantee the due and punctual payment of the principal, interest and liquidated damages, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

          The Securities are secured (i) on a first-priority basis with respect to the First-Priority Collateral and (ii) on a second-priority basis with respect to the Second-Priority Collateral, in each case, by the Liens created by the Security Documents pursuant to, and subject to, the terms of the Indenture and the Intercreditor Agreement.

5.  OPTIONAL REDEMPTION

          Except as set forth in the following paragraph, the Consenting Securities shall not be redeemable at the option of the Company prior to June 15, 2007. On or after June 15, 2007, the Consenting Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of the sum of the principal amount plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant Interest Payment
Date)), if redeemed during the six-month period commencing on the date set forth below (or, in the case of June 15, 2009, on such date):

                                                           REDEMPTION
         YEAR                                                 PRICE
         ------------------------------------------------------------
         June 15, 2007                                      111.625%

                                                           REDEMPTION
         YEAR                                                 PRICE
         ------------------------------------------------------------
         December 15, 2007                                  108.719%
         June 15, 2008                                      105.813%
         December 15, 2008                                  102.906%
         June 15, 2009                                      100.000%

          In addition, prior to June 15, 2007, the Company may redeem up to a maximum of 35% of the principal amount of the Consenting Securities (calculated after giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company at a redemption price equal to 111.625% of the sum of the principal amount plus accrued and unpaid interest and liquidated damages, if any, thereon at the date of redemption; PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 65% of the principal amount of the Consenting Securities (calculated after giving effect to any issuance of Additional Securities) remains outstanding, and any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Consenting Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  SINKING FUND

          The Consenting Securities are not subject to any sinking fund.

7.  NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Consenting Securities to be redeemed at his or her registered address. Consenting Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Consenting Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest and liquidated damages, if any, cease to accrue on such Consenting Securities (or such portions thereof) called for redemption.

8.  REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

          Upon a Change of Control, any Holder of Consenting Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Consenting Securities of such Holder at a purchase price equal to 101% of the sum of the principal amount of the Consenting Securities to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due and liquidated damages, if any, on the relevant Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Consenting Securities upon the occurrence of certain events.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Consenting Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000 principal amount; provided that (x) the aggregate principal amount of the Consenting Securities issued on the Closing Date shall equal the aggregate Accreted Value as of the Closing Date of the Existing Securities with respect to which consents to the Amendments were given and accepted by the Company, which is $250,607,280 and (y) the aggregate principal amount of the Exchange Notes and Private Exchange Notes issued in exchange for any Consenting Securities shall equal the aggregate principal amount of such Consenting Securities; provided further that Additional Securities issued as payment of interest on the Consenting Securities shall be issued in denominations of $0.01 and integral multiples of $0.01. A Holder may transfer or exchange Consenting Securities in accordance with, and subject to the restrictions on transfer and exchange set forth in, the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Consenting Securities selected for redemption (except, in the case of a Consenting Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Consenting Securities to be redeemed.

10. PERSONS DEEMED OWNERS

          Except as provided in paragraph 2 hereof, the registered Holder of this Consenting Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

          If money for the payment of principal, interest or liquidated damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment and not to the Trustee for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on, the Securities to redemption or maturity, as the case may be.

13. AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Security Documents or the Intercreditor Agreement may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities; PROVIDED that without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding Securities, no amendment or waiver may (x) release any Collateral from the Lien of the Indenture and the Security Documents (except as permitted by the terms of the Security Documents or the Intercreditor Agreement), (y) change the provisions applicable to the application of the proceeds from the sale of Collateral or (z) change or alter the priority of the security interests in the Collateral and
(ii) any default or compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with
Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Note Guarantees with respect to the Securities or to secure further the Securities; (v) to add additional covenants or to surrender rights and powers conferred on the Company;
(vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to make any change that does not materially and adversely affect the rights of any Holder under the provisions of the Indenture; (viii) to provide for the issuance of the Additional Securities, the Exchange Notes or Private Exchange Notes; and (ix) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents.

14. DEFAULTS AND REMEDIES

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification or security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

15. TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, a Note Guarantor or its Affiliates and may otherwise deal with the Company, a Note Guarantor or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or any Note Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION

          This Consenting Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. GOVERNING LAW

          THIS CONSENTING SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP AND ISIN NUMBERS

          The Company has caused CUSIP and ISIN numbers to be printed on the Consenting Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Consenting Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. DESIGNATED SENIOR INDEBTEDNESS

          For purposes of the Senior Subordinated Notes Indentures, the Securities and the Note Guarantees shall constitute Designated Senior Indebtedness (as such term is defined in the Senior Subordinated Notes Indentures) of the Company and the Note Guarantors, as the case may be.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF CONSENTING SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS CONSENTING SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:


I or we assign and transfer this Security to

________________________________________________________________________________
            (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint            agent to transfer this Security on the books
of the Company. The agent may substitute another to act for him.

Date:                    Your Signature:
     ------------------                 ---------------------

(Sign exactly as your name appears on the other side of this Security.)


Signature Guarantee:

Date:
     --------------------             --------------------------
Signature must be guaranteed          Signature of Signature
by a participant in a                 Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

      CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER
                              RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) _____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)  / /   to the Company; or

(2)  / /   to the Registrar for registration in the name of the Holder, without transfer; or

(3)  / /   pursuant to an effective registration statement under the Securities
           Act of 1933; or

(4)  / /   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)  / /   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 and such security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)  / /   to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)  / /   pursuant to another available exemption from registration provided by
           Rule 144 under the Securities Act of 1933.

           Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information required by the Indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                          ------------------------
                                          Your Signature

Signature Guarantee:

Date:
      -------------------             --------------------------
Signature must be guaranteed          Signature of Signature
by a participant in a                 Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------             ------------------------------
                                    NOTICE: To be executed by
                                            an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[    ]. The
following increases or decreases in this Global Security have been made:

             Amount of decrease in       Amount of increase in      Principal amount of this    Signature of authorized
Date of      principal  amount of this   principal amount of this   Global Security following   signatory of Trustee or
Exchange     Global Security             Global Security            such decrease or increase   Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION / / CHANGE OF CONTROL / /

          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 PRINCIPAL AMOUNT OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE:                      YOUR SIGNATURE:
     ---------------------                 -------------------
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:
                    ---------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                     EXHIBIT B-1

               [FORM OF FACE OF EXCHANGE NOTE-CONSENTING SECURITY]

                           [GLOBAL SECURITIES LEGEND]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS INSTRUMENT IS CONSIDERED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION CONCERNING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS INSTRUMENT, CONTACT JOE KWEDERIS, SENIOR VICE-PRESIDENT FINANCE OF THE ISSUER AT 1475 WOODFIELD ROAD, SUITE 700, SCHAUMBURG, ILLINOIS 60173,
TEL: (847) 407-5117.

No.                                                                  $__________


                      11 5/8% Senior Secured Note due 2009

                                                            CUSIP No. __________
                                                             ISIN No. __________


          PLIANT CORPORATION, a Utah corporation, promises to pay to Cede & Co., or registered assigns, the principal amount [listed on the Schedule of Increases or Decreases in Global Security attached hereto](1) [of $______](2) on June 15, 2009.

          Interest Payment Dates:  June 15 and December 15

          Record Dates:   June 1 and December 1.


----------
     (1) Insert if Security is to be issued in global form.

     (2) Insert if Security is to be issued in definitive form.

          Additional provisions of this Security are set forth on the other side of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                  PLIANT CORPORATION,

                                    by

                                      --------------------------------
                                      Name:
                                      Title:

                                    by

                                      --------------------------------
                                      Name:
                                      Title:


Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

WILMINGTON TRUST COMPANY,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

     by

        -----------------------------
             Authorized Signatory


----------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

           [FORM OF REVERSE SIDE OF EXCHANGE NOTE-CONSENTING SECURITY]

                      11 5/8% Senior Secured Note due 2009

1.  INTEREST

          PLIANT CORPORATION, a Utah corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Consenting Security at the rate per annum shown above.

          Interest on the Consenting Securities will accrue from the date of issuance at a rate of 11 5/8% per annum until maturity, and will be payable, semiannually on each June 15 and December 15 commencing June 15, 2005, to Holders of record on the immediately preceding June 1 and December 1. On each Interest Payment Date, the Company shall, in lieu of the payment of interest on the Consenting Securities in cash, pay interest on the Consenting Securities through the issuance of Additional Securities in an aggregate principal amount equal to the aggregate amount of interest (rounded to the nearest whole cent) that would be payable with respect to the Consenting Securities if such interest were paid in cash. On or before each such Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent [an order to increase the principal amount of this Consenting Security by the amount required to pay such interest (or, if requested by the Trustee or the Holder of this Consenting Security, to authenticate a new global Security executed by the Company with such increased principal amounts)](3) [new Additional Securities in the amount required to pay such interest and an order to authenticate and deliver such Additional Securities to the record Holder of this Consenting Security](4). Any Additional Securities so issued shall be dated the applicable Interest Payment Date, shall bear interest from and after such date, shall mature on June 15, 2009 and shall be governed by, and be subject to the terms of the Indenture and shall have the same rights and benefits as the Consenting Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.  METHOD OF PAYMENT

          The Company shall pay interest on the Consenting Securities (except defaulted interest) to the registered Holders at the close of business on the June 1 and December 1 next preceding the Interest Payment Date even if the Consenting Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Consenting Securities to a Paying Agent to collect principal payments. The Company shall pay principal and premium, if any, and, except as set forth in paragraph 1, interest, and liquidated damages, if any, in money of the United States of

----------
    (3) Insert if the Security is to be issued in global form.

    (4) Insert if the Security is to be issued in definitive form.

America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Consenting Securities represented by a Global Security (including principal, premium, if any, interest and liquidated damages, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository; PROVIDED that any such payment of interest or liquidated damages in the form of Additional Securities shall be made in accordance with paragraph 1. The Company will make all payments in respect of a certificated Consenting Security (including principal and premium, if any, and interest and liquidated damages, if any), at the office of the Paying Agent; PROVIDED, HOWEVER, that payments on the Consenting Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Consenting Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion); PROVIDED further that any such payment of interest or liquidated damages in the form of Additional Securities shall be made in accordance with paragraph 1.

3.  PAYING AGENT AND REGISTRAR

          Initially, WILMINGTON TRUST COMPANY , a Delaware banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  INDENTURE

          The Company issued the Securities under an Indenture dated as of February 17, 2004, as amended and restated as of May 6, 2005 (as amended and restated, the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.01 of the Indenture. This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Consenting Securities, the Non-Consenting Securities, the Additional Securities and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Securities pursuant to the Indenture. The Consenting Securities, the Non-Consenting Securities, the

Additional Securities, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture, except as specifically stated otherwise therein. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, make asset sales and incur Liens. The Indenture also imposes limitations on the ability of the Company and each Note Guarantor to consolidate or merge with or into any other Person or the Company to convey, transfer or lease all or substantially all of its property.

          To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

          The Securities are secured (i) on a first-priority basis with respect to the First-Priority Collateral and (ii) on a second-priority basis with respect to the Second-Priority Collateral, in each case, by the Liens created by the Security Documents pursuant to, and subject to, the terms of the Indenture and the Intercreditor Agreement.

5.  OPTIONAL REDEMPTION

          Except as set forth in the following paragraph, the Consenting Securities shall not be redeemable at the option of the Company prior to June 15, 2007. On or after June 15, 2007, the Consenting Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of the sum of the principal amount plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant Interest Payment
Date)), if redeemed during the six-month period commencing on the date set forth below (or, in the case of June 15, 2009, on such date):

                                                    REDEMPTION
          YEAR                                        PRICE
          ----------------------------------------------------
          June 15, 2007                             111.625%
          December 15, 2007                         108.719%
          June 15, 2008                             105.813%
          December 15, 2008                         102.906%
          June 15, 2009                             100.000%

          In addition, prior to June 15, 2007, the Company may redeem up to a maximum of 35% of the principal amount of the Consenting Securities (calculated after giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company at a redemption price equal to 111.625% of the sum of the principal amount plus accrued and unpaid interest and liquidated damages, if any, thereon at the date of redemption; PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 65% of the principal amount of the Consenting Securities (calculated after giving effect to any issuance of Additional Securities) remains outstanding, and any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Consenting Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  SINKING FUND

          The Consenting Securities are not subject to any sinking fund.

7.  NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Consenting Securities to be redeemed at his or her registered address. Consenting Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Consenting Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Consenting Securities (or such portions thereof) called for redemption.

8.  REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

          Upon a Change of Control, any Holder of Consenting Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Consenting Securities of such Holder at a purchase price equal to 101% of the sum of the principal amount of the Consenting Securities to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record at the relevant record date to receive interest due and liquid damages, if any, on the relevant Interest Payment Date that is prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Consenting Securities upon the occurrence of certain events.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Consenting Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000 principal amount; provided that (x) the aggregate principal amount of the Consenting Securities issued on the Closing Date shall equal the aggregate Accreted Value as of the Closing Date of the Existing Securities with respect to which consents to the Amendments were given and accepted by the Company, which is $250,607,280 and (y) the aggregate principal amount of the Exchange Notes and Private Exchange Notes issued in exchange for any Consenting Securities shall equal the aggregate principal amount of such Consenting Securities; provided further that Additional Securities issued as payment of interest on the Consenting Securities shall be issued in denominations of $0.01 and integral multiples of $0.01. A Holder may transfer or exchange Consenting Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Consenting Securities selected for redemption (except, in the case of a Consenting Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Consenting Securities for a period of 15 days prior to a selection of Consenting Securities to be redeemed.

10. PERSONS DEEMED OWNERS

          Except as provided in paragraph 2 hereof, the registered Holder of this Consenting Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment and not to the Trustee for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on, the Securities to redemption or maturity, as the case may be.

13. AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Security Documents or the Intercreditor Agreement may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities; PROVIDED that without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding Securities, no amendment or waiver may (x) release any Collateral from the Lien of the Indenture and the Security Documents (except as permitted by the terms of the Security Documents or the Intercreditor Agreement), (y) change the provisions applicable to the application of the proceeds from the sale of Collateral or (z) change or alter the priority of the security interests in the Collateral and (ii) any default or compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Note Guarantees with respect to the Securities or to secure further the Securities; (v) to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;
(vii) to make any change that does not materially and adversely affect the rights of any Holder under the provisions of the Indenture; (viii) to provide for the issuance of the Additional Securities, the Exchange Notes or Private Exchange Notes; and (ix) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents.

14. DEFAULTS AND REMEDIES

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding

Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification or security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

15. TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, a Note Guarantor or its Affiliates and may otherwise deal with the Company, a Note Guarantor or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or any Note Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION

          This Consenting Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. GOVERNING LAW

          THIS CONSENTING SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE

APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP AND ISIN NUMBERS

          The Company has caused CUSIP and ISIN numbers to be printed on the Consenting Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Consenting Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. DESIGNATED SENIOR INDEBTEDNESS

          For purposes of the Senior Subordinated Notes Indentures, the Securities and the Note Guarantees shall constitute Designated Senior Indebtedness (as such term is defined in the Senior Subordinated Notes Indentures) of the Company and the Note Guarantors, as the case may be.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF CONSENTING SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS CONSENTING SECURITY.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:


I or we assign and transfer this Security to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint            agent to transfer this Security on the books
of the Company. The agent may substitute another to act for him.

Date:                    Your Signature:
      ------------------                 ---------------------

(Sign exactly as your name appears on the other side of this Security.)


Signature Guarantee:

Date:
      ----------------------           ---------------------------
Signature must be guaranteed           Signature of Signature
by a participant in a                  Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

                       OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION / / CHANGE OF CONTROL / /

          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 PRINCIPAL AMOUNT OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE:                       YOUR SIGNATURE:
      --------------------                  --------------------
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:
                    ----------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[    ]. The
following increases or decreases in this Global Security have been made:

           Amount of decrease in      Amount of increase           Principal amount of this    Signature of authorized
Date of    principal amount of this   inprincipal amount of this   Global Security following   signatory of Trustee or
Exchange   Global Security            Global Security              such decrease or increase   Securities Custodian


                                                                     EXHIBIT B-2

            [FORM OF FACE OF EXCHANGE NOTE - NON-CONSENTING SECURITY]

                           [GLOBAL SECURITIES LEGEND]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS INSTRUMENT IS CONSIDERED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION CONCERNING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS INSTRUMENT, CONTACT JOE KWEDERIS, SENIOR VICE-PRESIDENT FINANCE OF THE ISSUER AT 1475 WOODFIELD ROAD, SUITE 700, SCHAUMBURG, ILLINOIS 60173,
TEL: (847) 407-5117.

No.                                                                  $__________


                  11 1/8% Senior Secured Discount Note due 2009

                                                            CUSIP No. __________
                                                             ISIN No. __________


          PLIANT CORPORATION, a Utah corporation, promises to pay to Cede & Co., or registered assigns, the principal amount at maturity [listed on the Schedule of Increases or Decreases in Global Security attached hereto](9) [of $______]
(10) on June 15, 2009.

          Interest Payment Dates:  June 15 and December 15.

          Record Dates:   June 1 and December 1.


----------
      (9) Insert if Security is to be issued in global form.

      (10) Insert if Security is to be issued in definitive form.

          Additional provisions of this Security are set forth on the other side of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                       PLIANT CORPORATION,

                                         by
                                           -------------------------------------
                                           Name:
                                           Title:

                                         by
                                           -------------------------------------
                                           Name:
                                           Title:


Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

WILMINGTON TRUST COMPANY,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

     by
         -----------------------------
             Authorized Signatory


----------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

[FORM OF REVERSE SIDE OF EXCHANGE NOTE - NON-CONSENTING SECURITY]

                  11 1/8% Senior Secured Discount Note due 2009

1.  ACCRETED VALUE; INTEREST

          PLIANT CORPORATION, a Utah corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount at maturity of this Non-Consenting Security at the rate per annum shown above.

          Unless the Company elects to pay cash interest as described below, no cash interest will accrue on the Non-Consenting Securities prior to December 15, 2006. The Accreted Value of each Non-Consenting Security will increase from the date of issuance until December 15, 2006, at a rate of 11?% per annum, compounded semiannually on each June 15 and December 15 commencing June 15, 2004, reflecting the accrual of non-cash interest, such that the Accreted Value will equal the stated principal amount at maturity on December 15, 2006. Cash interest on the Non-Consenting Securities will accrue at the rate of 11?% per annum from December 15, 2006, or from the most recent date to which interest has been paid or provided for, and will be payable in cash semiannually on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing on June 15, 2007, to holders of record on the immediately preceding June 1 and December 1, respectively. Notwithstanding the foregoing, on any Interest Payment Date prior to December 15, 2005, the Company may elect to commence to pay cash interest (from and after such Interest Payment Date), in which case (i) the Company will be obligated to pay cash interest on each subsequent Interest Payment Date, (ii) the Non-Consenting Securities will cease to accrete after such Interest Payment Date and (iii) the outstanding principal amount at Stated Maturity of each Non-Consenting Security will be equal to the Accreted Value of such Non-Consenting Security as of such Interest Payment Date. Interest and Accreted Value will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Non-Consenting Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be payable as described in the foregoing paragraph, except as described under paragraph 14 of this Non-Consenting Security.

          "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of the Non-Consenting Securities (subject to the latest sentence of this definition):

          (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accretion Date"), the amount set forth opposite each date below:

SEMI-ANNUAL ACCRETION DATE                                      ACCRETED VALUE
--------------------------                                      --------------
Issue Date.................................................       $   736.27
June 15, 2004..............................................       $   762.87
December 15, 2004..........................................       $   805.31
June 15, 2005..............................................       $   897.39
December 15, 2005..........................................       $   947.31
June 15, 2006..............................................       $ 1,000.00

          (ii) if the Specified Date occurs between two Semi-Annual Accretion Dates, the sum of (a) the Accreted Value for the Semi-Annual Accretion Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value of the immediately preceding Semi-Annual Accretion Date and (y) the fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accretion Date and the denominator of which is 180; or

          (iii) if the Specified Date is after December 15, 2006, $1,000.

          For the purposes hereof, if the Specified Date is prior to December 15, 2006 but on or after the date on which the Company elects to commence to pay cash interest (the "Cash Election Date"), all references in this document to Accreted Value in respect of any Non-Consenting Security shall be to the aggregate principal amount of such Non-Consenting Security, which shall be equal to the Accreted Value of the such Non-Consenting Security as of the Cash Election Date determined in accordance with clauses (i) and (ii) above.

2.  METHOD OF PAYMENT

          The Company shall pay interest on the Non-Consenting Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 and December 1 next preceding the Interest Payment Date even if the Non-Consenting Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Non-Consenting Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Non-Consenting Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Non-Consenting Security (including principal, premium, if any and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Non-Consenting Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Non-Consenting Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  PAYING AGENT AND REGISTRAR

          Initially, WILMINGTON TRUST COMPANY , a Delaware banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  INDENTURE

          The Company issued the Securities under an Indenture dated as of February 17, 2004, as amended and restated on May 6, 2005 (as amended and restated, the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.01 of the Indenture. This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Non-Consenting Securities, the Consenting Securities, the Additional Securities and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Securities pursuant to the Indenture. The Non-Consenting Securities, the Consenting Securities, the Additional Securities, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture, except as specifically stated otherwise therein. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, make asset sales and incur Liens. The Indenture also imposes limitations on the ability of the Company and each Note Guarantor to consolidate or merge with or into any other Person or the Company to convey, transfer or lease all or substantially all of its property.

          To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

          The Securities are secured (i) on a first-priority basis with respect to the First-Priority Collateral and (ii) on a second-priority basis with respect to the Second-Priority Collateral, in each case, by the Liens created by the Security Documents pursuant to, and subject to, the terms of the Indenture and the Intercreditor Agreement.

5.  OPTIONAL REDEMPTION

          Except as set forth in the following paragraph, the Non-Consenting Securities shall not be redeemable at the option of the Company prior to June 15, 2007. On or after June 15, 2007, the Non-Consenting Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of Accreted Value), plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on June 15 of the years set forth below (or, in the case of June 15, 2009, on such date):

                                                      REDEMPTION
         YEAR                                           PRICE
         -------------------------------------------------------
         2007                                          105.563%
         2008                                          102.781%
         2009                                          100.000%

          In addition, prior to June 15, 2007, the Company may redeem up to a maximum of 35% of the Accreted Value of the Non-Consenting Securities (calculated after giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company at a redemption price equal to 111.125% of the Accreted Value at the date of redemption, plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 65% of the Accreted Value of the Non-Consenting Securities (calculated after giving effect to any issuance of Additional Securities) remains outstanding, and any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Non-Consenting Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  SINKING FUND

          The Non-Consenting Securities are not subject to any sinking fund.

7.  NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Non-Consenting Securities to be redeemed at his or her registered address. Non-Consenting Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Non-Consenting Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Non-Consenting Securities (or such portions thereof) called for redemption.

[Intentionally Deleted]

9.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Non-Consenting Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and whole multiples of $1,000 principal amount at maturity. A Holder may transfer or exchange Non-Consenting Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Non-Consenting Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Non-Consenting Securities for a period of 15 days prior to a selection of Non-Consenting Securities to be redeemed.

10. PERSONS DEEMED OWNERS

          Except as provided in paragraph 2 hereof, the registered Holder of this Non-Consenting Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment and not to the Trustee for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Security Documents or the Intercreditor Agreement may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities; PROVIDED that without the consent of the Holders of at least 66 2/3% in aggregate principal amount at maturity of the outstanding Securities, no amendment or waiver may (x) release any Collateral from the Lien of the Indenture and the Security Documents (except as permitted by the terms of the Security Documents or the Intercreditor Agreement), (y) change the provisions applicable to the application of the proceeds from the sale of Collateral or (z) change or alter the priority of the security interests in the Collateral and (ii) any default or compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency;
(ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;
(iv) to add Note Guarantees with respect to the Securities or to secure further the Securities; (v) to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;
(vii) to make any change that does not materially and adversely affect the rights of any Holder under the provisions of the Indenture; (viii) to provide for the issuance of the Additional Securities, the Exchange Notes or Private Exchange Notes; and (ix) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents.

14. DEFAULTS AND REMEDIES

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders and if such Event of Default occurs prior to the earlier of (i) the Cash Election Date and (ii) December 15, 2006, the Company will thereafter be obligated to pay cash interest on each subsequent Interest Payment Date and the Securities will cease to accrete. Under certain circumstances, the Holders of a majority in principal amount at maturity of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount at maturity of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at maturity of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount at maturity of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification or security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

15. TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, a Note Guarantor or its Affiliates and may otherwise deal with the Company, a Note Guarantor or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or any Note Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION

          This Non-Consenting Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. GOVERNING LAW

          THIS NON-CONSENTING SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP AND ISIN NUMBERS

          The Company has caused CUSIP and ISIN numbers to be printed on the Non-Consenting Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Non-Consenting Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. DESIGNATED SENIOR INDEBTEDNESS

          For purposes of the Senior Subordinated Notes Indentures, the Securities and the Note Guarantees shall constitute Designated Senior Indebtedness (as such term is defined in the Senior Subordinated Notes Indentures) of the Company and the Note Guarantors, as the case may be.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF NON-CONSENTING SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NON-CONSENTING SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:


I or we assign and transfer this Security to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint              agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.

Date:                   Your Signature:
     -----------------                 ---------------------

(Sign exactly as your name appears on the other side of this Security.)


Signature Guarantee:

Date:
      -----------------------        --------------------------
Signature must be guaranteed         Signature of Signature
by a participant in a                Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

                       OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OF THE INDENTURE, CHECK THE BOX:

                              ASSET DISPOSITION / /

          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OF THE INDENTURE, STATE THE AMOUNT ($1,000 PRINCIPAL AMOUNT AT MATURITY OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE:                    YOUR SIGNATURE:
     -------------------                -------------------
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:
                    ---------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount at maturity of this Global Security is
$[   ]. The following increases or decreases in this Global Security have been made:

                                                                         Principal amount at maturity
           Amount of decrease in          Amount of increase in          of this Global Security        Signature of authorized
Date of    principal amount at maturity   principal amount at maturity   following such decrease or     signatory of Trustee or
Exchange   of this Global Security        of this Global Security        increase                       Securities Custodian


                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE

                    SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated
               as of           , among [GUARANTOR] (the "New Guarantor"), a
               subsidiary of PLIANT CORPORATION (or its successor), a Utah corporation (the "Company"), [OTHER EXISTING GUARANTORS] and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS the Company and [OLD GUARANTORS] (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture dated as of February 17, 2004, and amended and restated on May 6, 2005 (as amended and restated, the "Indenture"), providing for the issuance of Senior Secured Notes due 2009 (the "Securities");

          WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 11 the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

          2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          4. TRUSTEE MAKES NO REPRESENTATION. The recitals contained herein shall be taken as the statements of the Company, [NEW GUARANTOR] and the Existing Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                          [NEW GUARANTOR],

                                            by
                                              ----------------------------------
                                              Name:
                                              Title:


                                          PLIANT CORPORATION,

                                            by
                                              ----------------------------------
                                              Name:
                                              Title:

                                          [OTHER EXISTING GUARANTORS],

                                            by
                                              ----------------------------------
                                              Name:
                                              Title:


                                          WILMINGTON TRUST COMPANY, as
                                          Trustee,

                                            by
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation

Pliant Corporation
1515 Woodfield Road, Suite 600
Schaumburg, Illinois 60173


Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $ principal amount of the Senior Secured Notes due 2009 (the "Notes") of Pliant Corporation (the "Issuer").

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:__________________________________________________________________
Address:_______________________________________________________________
Taxpayer ID Number:____________________________________________________

The undersigned represents and warrants to you that:

1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount at maturity of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale
     Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A
     (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case, in a minimum principal amount at maturity of Notes of $250,000, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided for by Rule 144 thereunder (if available) subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1),
     (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                             TRANSFEREE:
                                                        ----------------------


                                              By:
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